Exhibit 10.27

Execution Version

CREDIT AGREEMENT AND GUARANTY

Dated as of

June 2, 2016

among

ZYMEWORKS INC.,

as Borrower,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

and

PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P.

and PCOF PHOENIX II FUND, L.P.,

as Lenders

U.S. $15,000,000

-i-

-ii-

-iii-

SCHEDULES:

SCHEDULE 1	—	Commitments and Warrant Shares
SCHEDULE 6.02	—	Milestone Collaboration Agreement
SCHEDULE 7.05(b)	—	Obligor Intellectual Property
SCHEDULE 7.06	—	Certain Litigation
SCHEDULE 7.08	—	Taxes
SCHEDULE 7.13A	—	Existing Indebtedness
SCHEDULE 7.13B	—	Existing Liens
SCHEDULE 7.14	—	Material Agreements
SCHEDULE 7.15	—	Restrictive Agreements
SCHEDULE 7.16	—	Real Property
SCHEDULE 7.17	—	Pension Matters
SCHEDULE 7.19(b)	—	Regulatory Approvals
SCHEDULE 7.19(e)	—	483 Notice
SCHEDULE 7.20	—	Capitalization
SCHEDULE 8.19	—	Post-Closing Obligations
SCHEDULE 9.03	—	Permitted Transactions
SCHEDULE 9.05	—	Existing Investments
SCHEDULE 9.10	—	Transactions with Affiliates
SCHEDULE 9.12(c)(1)—		Collaboration Agreements
SCHEDULE 9.12(c)(2)—		Specified Collaboration Agreements

-iv-

EXHIBITS:

EXHIBIT A	—	Form of Guarantee Assumption Agreement
EXHIBIT B	—	Form of Notice of Borrowing
EXHIBIT C	—	Form of Note
EXHIBIT D	—	Form of U.S. Tax Compliance Certificate
EXHIBIT E	—	Form of Compliance Certificate
EXHIBIT F	—	Intentionally Omitted
EXHIBIT G	—	Form of Sources and Uses Certificate
EXHIBIT H	—	Form of Warrant Certificate
EXHIBIT I	—	Form of U.S. Security Agreement
EXHIBIT J	—	Form of Canadian Security Agreement
EXHIBIT K-1	—	Form of Patent & Trademark Security Agreement
EXHIBIT K-2	—	Form of Copyright Security Agreement
EXHIBIT L	—	Form of Collateral Questionnaire

-v-

CREDIT AGREEMENT AND GUARANTY, dated as of June 2, 2016 (this “Agreement”), among ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), certain Guarantors from time to time parties hereto, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party hereto pursuant to Section 13.05, the “Lenders” and each a “Lender”).

W I T N E S S E T H:

Borrower has requested the Lenders to make term loans to Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01. Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“Accounting Change Notice” has the meaning set forth in Section 1.04(a).

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or all or substantially all of the assets of any Person engaged in any business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Act” has the meaning set forth in Section 13.16.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introduction hereto.

“Agreement Currency” has the meaning set forth in Section 13.17.

“Anti-Corruption Laws” means all laws, rules, regulations and requirements of any jurisdiction applicable to the Obligors and their Affiliates concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the Corruption of Foreign Public Officials Act (Canada), as amended.

“Anti-Terrorism Laws” means any laws or regulations relating to terrorism or money laundering, including, without limitation, the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Official Secrets Act (Canada), the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act and any similar law enacted in the United States after the date of this Agreement.

“Applicable Creditor” has the meaning set forth in Section 13.17.

“Applicable Margin” means a rate of 10.00% per annum.

“Asset Sale” has the meaning set forth in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of cash proceeds received from any Asset Sale (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received), net of any bona fide costs incurred in connection with such Asset Sale.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee of such Lender.

“Bankruptcy Code” means Title II of the United States Code entitled “Bankruptcy”.

“Bankruptcy Law” means the Bankruptcy Code and Canadian Bankruptcy Law, as applicable.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States, the laws of Canada or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Board” has the meaning set forth in Section 12.01.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Lease” means that certain Lease of Office Space between Poplar Properties Ltd. and Borrower dated as of April 6, 2015, as amended from time to time.

“Borrower Party” has the meaning set forth in Section 13.03(b).

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments.

“Borrowing Date” means with respect to the Tranche B Term Loan, the Business Day on which all conditions set forth in Section 6.02 have been satisfied or waived by the Lenders and the Tranche B Term Loan is made hereunder.

“Borrowing Notice Date” means, the date that is at least three (3) Business Days prior to the Borrowing Date.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City and, when determined in connection with notices and determinations in respect of LIBOR or any Loan or any funding, Interest Period or any payments in respect of the Loans, that is also a day on which dealings in dollar deposits are carried on in the London interbank market.

“Canadian Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) or any other present or future federal bankruptcy or insolvency laws of Canada.

“Canadian Deposit Account” means any deposit account and/or securities account located and/or maintained in Canada.

“Canadian Dollars” means lawful money of Canada.

“Canadian Security Agreement” means the security agreement, dated as of the date hereof, in substantially the form of Exhibit J, among the Obligors, the Lenders and the Control Agent, granting a security interest in the personal Property constituting Collateral thereunder in favor of the Lenders.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined substantially in accordance with GAAP.

“Casualty Event” means any actual or constructive loss, condemnation, destruction, confiscation, requisition, seizure or forfeiture of all or any material portion of the assets of Borrower, excluding only those assets, individually or in the aggregate, subject to any such event during any calendar year with a fair market value as of the date thereof equal to or less than $500,000.

“Change of Control” means and shall be deemed to have occurred if:

(a) (i) prior to the occurrence of a Qualified IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of capital stock representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower, or (ii) following the occurrence of a Qualified IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower;

(b) prior to the occurrence of a Qualified IPO, during any period of twelve (12) consecutive calendar months, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower, nor (ii) appointed by directors on the board of directors on the date hereof or so nominated;

(c) other than in connection with a transaction permitted by this Agreement, Borrower shall cease to own directly, beneficially and of record, determined on a fully diluted basis, 100% of the issued and outstanding capital stock of its Subsidiaries; or

(d) prior to the occurrence of a Qualified IPO, a Key Person Event shall have occurred.

“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, information (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Closing Date” means the Business Day on which all of the conditions set forth in Section 6.01 have been satisfied or waived by the Lenders and the Tranche A Term Loan is made.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collaboration Agreements” means those collaboration agreements identified on Schedule 9.12(c)(1) and similar agreements entered into by Borrower from time to time in the Ordinary Course of Business.

“Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).

“Collateral Questionnaire” means that certain Collateral Questionnaire and Certification by Officer of Zymeworks Inc. substantially in the form of attached hereto as Exhibit L.

“Commission” means the Securities and Exchange Commission.

“Commitment” means, with respect to each Lender, such Lender’s Tranche A Term Loan Commitment and Tranche B Term Loan Commitment, and “Commitments” means all such commitments of all Lenders. The aggregate Commitments of all Lenders as of the Closing Date is $15,000,000.

“Committee” has the meaning set forth in Section 12.01.

“Commodity Account” has the meaning set forth in the U.S. Security Agreement (including any equivalent meaning in Canada or under any applicable Canadian provincial personal property legislation).

“Compliance Certificate” has the meaning set forth in Section 8.01(c).

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agent” means the Lender acting as “Control Agent” under the U.S. Security Agreement and the Canadian Security Agreement, as applicable.

“Copyright” has the meaning set forth in the Security Documents.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Deposit Account” means a U.S. Deposit Account and a Canadian Deposit Account.

“Designated Account” has the meaning set forth in Section 4.01(a).

“Designated Person” means a person or entity:

(a) listed in the annex to, or otherwise targeted by the provisions of, the Executive Order (as disclosed by World-Check or another reputable commercially available database);

(b) named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (as disclosed by World-Check or another reputable commercially available database);

(c) named or listed in the regulations made under the Special Economic Measures Act (Canada) (S,C. 1992, c. 17) as a person or entity with whom trading or dealing is prohibited, in accordance with the most recent of such lists published by the Department of Foreign Affairs and International Trade on its web site; or

(d) with which the Lenders are prohibited from dealing or otherwise engaging in any transaction by any Economic Sanctions Laws.

“Dollars” and “$” means lawful money of the United States of America.

“Economic Sanctions Laws” means:

(a) the Executive Order, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other law or regulation promulgated thereunder from time to time and administered by OFAC and any similar law enacted in the United States after the date of this Agreement;

(b) the Special Economic Measures Act (Canada) (S,C. 1992, c. 17) and the regulations made thereunder, the United Nations Act (Canada) (R.S.C. 1985, c. U-2), and the regulations made thereunder, any other law or regulation promulgated from time to time and administered by the Canadian Department of Foreign Affairs and International Trade and any similar laws enacted in Canada after the date of this Agreement; and

(c) any other similar applicable law now or hereafter enacted in any other applicable jurisdiction.

“Employee Plan” means a Pension Plan, a Welfare Plan or both.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (iii) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (vi) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (ix) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (x) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (xi) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (xii) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (xiii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (xiv) the occurrence of an act or omission which could give rise to the imposition on any

Obligor or any ERISA Affiliate thereof of fines, penalties, Taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xv) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (xvi) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (xvii) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (xviii) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan,” as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor, other than those benefits required under the Consolidated Omnibus Budget Reconciliation Act.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Event of Default” has the meaning set forth in Section 10.01.

“Excess Funding Guarantor” has the meaning set forth in Section 11.08.

“Excess Payment” has the meaning set forth in Section 11.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day with respect to Canadian Dollars, the rate at which Canadian Dollars may be exchanged into Dollars, as set forth on the applicable Bloomberg currency page with respect to such currency; in the event that such rate does not appear on the applicable Bloomberg currency page, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Borrower and the Majority Lenders or, in the absence of such agreement, such Exchange Rate shall instead be determined by the Majority Lenders by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Taxes that are imposed on amounts payable to Lender to the extent that the obligation to withhold amounts existed on the date that (i) Lender became a “Lender”

under this Agreement or (ii) Lender changes its lending office, except in each case to the extent Lender is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 5.03 or Lender was entitled to receive additional amounts under Section 5.03 immediately before it changed its lending office, (c) any Taxes imposed in connection with FATCA, and (d) Taxes attributable to such Recipient’s failure to comply with Section 5.03(e).

“Executive Order” means the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who commit, Threaten to Commit, or Support Terrorism.

“Expense Deposit” means a cash deposit in the amount of $25,000 made by Borrower to an Affiliate of Perceptive Advisors LLC pursuant to the Proposal Letter for the prepayment of the Lenders’ costs and expenses (payable pursuant to Section 13.03(a) and/or the Proposal Letter) incurred prior to the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FD&C Act” means the U.S. Food, Drug and Cosmetic Act of 1938 (or any successor thereto), as amended from time to time, and the rules and regulations promulgated thereunder.

“FDA” means the U.S. Food and Drug Administration and any successor entity.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination; provided, that for the sole purpose of complying with Canadian reporting obligations, GAAP in respect of the financial statements and accounting determinations for Borrower individually or on a consolidated basis (which for the avoidance of doubt shall not include any statements or determinations relating only to Borrower individually or on a consolidated basis) means generally accepted accounting principles that are from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute (which, for greater clarity, includes the International Financial Reporting Standards (IRFS) and Accounting Standards for Private Enterprises (ASPE) as applicable approved by same from time to time). Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation Regulatory Authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, province, territory, county, city or other political subdivision of the United States or Canada.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.11(a), is required to become a “Guarantor”.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantor” means each Subsidiary of Borrower.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“IND” means (i)(x) an investigational new drug application (as defined in the FD&C Act) that is required to be filed with the FDA before beginning clinical testing in human subjects, or any successor application or procedure and (y) any similar application or functional equivalent relating to any investigational new drug application applicable to or required by any country, jurisdiction or Governmental Authority other than the U.S. and (ii) all supplements and amendments that may be filed with respect to the foregoing.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to Property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of Property or services (excluding current accounts payable which are incurred in the Ordinary Course of Business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) obligations under any Hedging Agreement, currency swaps, forwards, futures or derivatives transactions, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (l) all obligations of such Person under license or other agreements containing a guaranteed minimum payment or purchase by such Person, (m) all obligations, contingent or otherwise, of such Person arising under indemnity agreements or other agreements that contain an obligation to indemnify any third party, and (n) all other obligations required to be classified as indebtedness of such Person under GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 13.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Industrial Designs” has the meaning set forth in the Security Documents.

“Information” has the meaning set forth in Section 13.18.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Law.

“Intellectual Property” means all Patents, Trademarks, Copyright, Industrial Designs, Technical Information and other intellectual property, whether registered or not, domestic and foreign. Intellectual Property shall include all:

(a) applications or registrations relating to such Intellectual Property;

(b) rights and privileges arising under applicable Laws with respect to such Intellectual Property;

(c) rights to sue for past, present or future infringements of such Intellectual Property, in accordance with applicable Laws;

(d) Product Authorizations;

(e) Product Agreements; and

(f) rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest Period” means, (i) initially, the period beginning on (and including) the Closing Date and ending on (and including) the last day of the calendar month in which the Closing Date occurs, and (ii) thereafter, the period beginning on (and including) the first day of each succeeding calendar month and ending on the earlier of (and including) (x) the last day of such calendar month and (y) the Maturity Date.

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit in the nature of an ordinary course trade receivable having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the Ordinary Course of Business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement. The amount of an Investment will be determined at the time the Investment is made without giving effect to any subsequent changes in value.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Judgment Currency” has the meaning set forth in Section 13.17.

“Key Person” means Dr. Ali Tehrani or such other person as may be acceptable by the Lenders as Dr. Tehrani’s replacement pursuant to the definition of “Key Person Event.”

“Key Person Event” means the Key Person (a) ceases to hold the office of chief executive officer (or equivalent) of Borrower or fails to be directly and actively involved in the day to day management and direction of Borrower and its Subsidiaries and a successor reasonably acceptable to the Lenders shall not have been appointed within 60 days of such cessation, or (b) becomes or is an employee, manager or officer of any entity other than Borrower and its Subsidiaries and such affiliation materially affects the amount of time the Key Person devotes to the business of Borrower and its Subsidiaries.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” has the meaning set forth in the introduction hereto.

“LIBOR” means the greater of:

(i) the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =            Base LIBOR

100% - LIBOR Reserve Percentage

and

(ii) 1.00% per annum,

where “Base LIBOR” means, with respect to any Interest Period, the rate determined by the Majority Lenders to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m. (London

time) on the second full Business Day next preceding the first day of such Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen) at such time, the “Base LIBOR” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Majority Lenders and, in the absence of availability, such other method to determine such offered rate as may be selected by the Majority Lenders in their sole discretion.

“LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Majority Lenders for expected changes in such reserve percentage during the term of the Loans.

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Liquidity” means the balance of unencumbered cash (other than cash encumbered by the Liens granted to the Lenders pursuant to the Loan Documents) and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in Deposit Accounts over which the Lenders have a first priority perfected security interest and which are subject to control agreements in favor of the Lenders (except as otherwise set forth in Section 8.19).

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, any Guarantee Assumption Agreement, each Warrant Certificate, and any subordination agreement, intercreditor agreement or other present or future document, instrument, agreement or certificate delivered to any Lender in connection with this Agreement or any of the other Loan Documents, in each case, as amended, restated, supplemented or otherwise modified.

“Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender; provided, at any time prior to the making of the Loans, the Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Loans” means the Tranche A Term Loan and the Tranche B Term Loan.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (i) the business, financial condition, operations, performance, or Property of Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform its obligations under any Loan Document, (iii) the value of the Property comprising Collateral (taken as a whole), or (iv) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of any Lender under any of the Loan Documents. For the avoidance of doubt, a “going concern” or like qualification or “emphasis of matter” paragraph in an auditor’s opinion shall not, in and of itself, constitute a Material Adverse Change or a Material Adverse Effect.

“Material Agreements” means (A) the agreements which are listed in Schedule 7.14, and (B) all other agreements to which any Obligor or any of its Properties are bound, from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect (which include agreements for the contracted manufacturing of Products and the distribution and payment of royalties); provided, that “Material Agreements” excludes all: (i) licenses implied by the sale of a product; and (ii) paid-up licenses for commonly available software programs under which an Obligor is the licensee; provided further, that for purposes of Sections 8.03(d), 9.12(b) and 10.01(g) “Material Agreements” shall exclude the Collaboration Agreements and the Specified Collaboration Agreements.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $500,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, the Obligor Intellectual Property described in Schedule 7.05(b) and any other Obligor Intellectual Property the loss of which would reasonably be expected to have or result in a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (i) the Stated Maturity Date, and (ii) the date on which the Loans are accelerated pursuant to Section 10.02.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“NDA” means (i)(x) a new drug application (as defined in the FD&C Act) and (y) any similar application or functional equivalent relating to any new drug application applicable to or required by any country, jurisdiction or Governmental Authority other than the U.S. and (ii) all supplements and amendments that may be filed with respect to the foregoing.

“Note” means a promissory note executed and delivered by Borrower to any Lender in accordance with Section 2.04.

“Notice of Borrowing” has the meaning set forth in Section 2.01.

“Obligations” means, with respect to any Obligor, all amounts, obligations (including, without limitation, Warrant Obligations), liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Loans, (ii) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (iii) the Prepayment Premium and all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means Intellectual Property owned by or licensed to any of the Obligors.

“Obligors” means, collectively, Borrower, each Guarantor and each of their respective successors and permitted assigns.

“Observer” has the meaning set forth in Section 12.01.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury (or any successor thereto).

“Ordinary Course of Business” means, with respect to the Obligors, the ordinary course of business consistent with past custom and practice (including with respect to nature, scope, magnitude, quantity and frequency) that does not require any board of director or shareholder approval or any other separate or special authorization of any nature and similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term of condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar government official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such government official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.03(g)).

“Participant” has the meaning set forth in Section 13.05(d).

“Patents” has the meaning set forth in the Security Documents.

“Payment Date” means the last day of each Interest Period; provided that if such last day of such Interest Period is not a Business Day, then the Payment Date for such Interest Period will be the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PDMA” means the Prescription Drug Marketing Act.

“Pension Plan” means a “pension plan” or “plan” within the meaning of the applicable pension benefits legislation in any jurisdiction of Canada, that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees of any Obligor.

“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws.

“Permitted Acquisition” means any acquisition by Borrower or any of its wholly-owned Subsidiaries, by (i) purchase, merger, license or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person or (ii) license arrangement for the rights to use, develop, market or otherwise commercialize any Patents, Trademarks, Copyrights or other Intellectual Property (other than ordinary course, over the counter software license arrangements); provided that:

(a) immediately prior to, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity in all material respects with all applicable Governmental Approvals;

(c) in the case of the acquisition of all of the Equity Interests of such Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired, or otherwise issued by such Person or any newly formed Subsidiary of Borrower in connection with such acquisition, shall be owned 100% by an Obligor or any other Subsidiary, and Borrower shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 8.11, if applicable;

(d) such Person (in the case of an acquisition of Equity Interests) or assets (in the case of an acquisition of assets or a division) (i) shall be engaged or used, as the case may be, in the same business or lines of business in which Borrower and/or its Subsidiaries are engaged or a business reasonably and substantially related thereto or (ii) shall have a similar customer base as Borrower and/or its Subsidiaries; and

(e) on a pro forma basis after giving effect to such acquisition, Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 8.18.

“Permitted Cash Equivalent Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (ii) commercial paper with an average maturity of no more than one (1) year and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) any money market funds or other investment vehicles whose principal investments are in investments described in clauses (i) or (ii) above, and (iv) investments permitted by the investment policy approved by the board of directors of Borrower, so long as Borrower provides written notice to the Lenders of any changes to the investment policy delivered to the Lenders on the Closing Date and such changes will not adversely affect the Lenders in any material respect (including, without limitation, any impact on the calculation of the covenant set forth in Section 8.18) in the determination of the Lenders in their reasonable discretion.

“Permitted Commercialization Arrangement” means such commercialization, research and development, co-marketing and other collaborative arrangements, including joint ventures, in each case where (i) such arrangements provide for Permitted Licenses and (ii) all upfront payments, royalties, milestone payments or other proceeds arising from such licensing agreements that are payable to Borrower or any Guarantor are paid only to Deposit Accounts over which the Lenders have a first priority perfected security interest.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Licenses” are (i) licenses of over-the-counter software that is commercially available to the public and (ii) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries, in each case entered into in the Ordinary Course of Business or as otherwise may be approved by Borrower’s board of directors so long as (A) no Event of Default has occurred and is continuing at the time of such license and (B) such license does not materially impair the Lenders from exercising their rights under any of the Loan Documents.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Priority Liens” means (i) Liens permitted under Section 9.02(d), (e), (f), (g) or (j), and (ii) Liens permitted under Section 9.02(b) provided that such Liens are also of the type described in Section 9.02(d), (e), (f), (g) or (j).

“Permitted Refinancing” means, with respect to any Indebtedness, any refinancing, extensions, renewals and replacements of such Indebtedness; provided, that such refinancing, extension, renewal or replacement (i) shall not increase the outstanding principal amount of such Indebtedness, (ii) contains terms relating to outstanding principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole no less favorable in any material respect to Borrower and its Subsidiaries or any Lender than the terms of any agreement or instrument governing such existing Indebtedness, (iii) shall have an applicable interest rate which does not exceed the rate of interest of the Indebtedness being replaced, and (iv) shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PFIC” has the meaning set forth in Section 8.01(i).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Premium” has the meaning set forth in Section 3.03(a).

“Product” means any future product developed, manufactured, licensed, marketed, sold or otherwise commercialized by any Obligor, including any such product in development or which may be developed, in each case related to Material Intellectual Property.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more Persons grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in

respect of one or more Products specified therein, or receives or is granted the right to exclude any third parties from engaging in any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, distributors, clinical research organizations, wholesalers, pharmacies or with any other Person related to any such entity.

“Product Authorizations” means any and all approvals (including applicable supplements, amendments, pre and post approvals, drug master files, governmental price and reimbursement approvals and approvals of applications for regulatory exclusivity), licenses, registrations or authorizations of any Governmental Authority necessary for the manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of a Product in any country or jurisdiction, including without limitation INDs, NDAs or similar applications.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, importation, use, sale, storage, design, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Projections” has the meaning set forth in Section 7.04(b).

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (i) the Loan Exposure of such Lender then in effect by (ii) the aggregate Loan Exposure of all Lenders then in effect.

“Proposal Letter” means the letter agreement, dated November 16, 2015, among Borrower and Perceptive Advisors LLC, regarding the transactions contemplated hereby and the outline of proposed terms and conditions attached thereto and as such Proposal Letter may be amended, restated or otherwise modified from time to time.

“Pro Rata Share” has the meaning set forth in Section 11.08.

“Publicly Reporting Company” means an issuer generally subject to the public reporting requirements of the Securities and Exchange Act of 1934.

“Qualified IPO” means an initial public offering of the equity securities of Borrower (or any entity that directly or indirectly owns and Controls Borrower) pursuant to a registration statement on Form S-1, Form F-1, or equivalent in accordance with the Securities Act, raising at least $50,000,000.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax qualified under Section 401(a) of the Code.

“Recipient” means any Lender or any other recipient of any payment to be made by or on account of any Obligation.

“Redemption Date” has the meaning set forth in Section 3.03(a).

“Redemption Price” has the meaning set forth in Section 3.03(a).

“Register” has the meaning set forth in Section 13.05(c).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means (i) any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing and (ii) with respect to any Product, all approvals, clearances, authorizations, orders, exemptions, registrations, certifications, licenses and Permits granted by any Regulatory Authorities, including all NDAs and Product Authorizations held by any Obligor or any of their respective licensors, as applicable, or that are pending before the FDA or equivalent non-United States Governmental Entity with respect to the Products.

“Regulatory Authority” means any Governmental Authority that is concerned with or has regulatory oversight with respect to the use, control, safety, efficacy, reliability, manufacturing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product of an Obligor, including the FDA and all equivalent of such agencies in other jurisdictions, and includes Standard Bodies.

“Representatives” has the meaning set forth in Section 13.18.

“Required Equity Financing” has the meaning set forth in Section 6.01(g).

“Requirements of Canadian Health Care Law” means all provincial legislation and regulations applicable to accountability and/or accessibility to health care, federal and provincial legislation and regulations applicable to drugs and pharmacies, provincial legislation and regulations which regulate and control health professions, provincial legislation and regulations affecting health insurance, the Canada Health Care Act and the regulations thereunder, the Personal Information Protection and Electronic Documents Act (Canada) and

regulations thereunder, provincial legislation and regulations applicable to the privacy of health information, and any other federal or provincial legislation or regulations applicable to health care.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” of any Person means each of the president, chief executive officer, chief financial officer, vice president and similar officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interest of Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Borrower or any of its Subsidiaries.

“Restrictive Agreement” means any indenture, agreement, instrument or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property (other than (i) customary provisions in contracts (including without limitation leases and licenses of Intellectual Property) restricting the assignment thereof, (ii) restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(g), to the extent that such restrictions or conditions apply only to the Property securing such Indebtedness and (iii) software and other Intellectual Property licenses pursuant to which Borrower or a Subsidiary thereof is the licensee of the relevant software or Intellectual Property, as the case may be (in which case, any prohibition or limitation shall relate only to the assets or rights subject to the applicable license and/or the license itself)), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary.

“Revenue” of a Person means all revenue properly recognized under GAAP, consistently applied, less all rebates, discounts and other price allowances.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce).

“Sanctions Laws” means all laws, rules, regulations and requirements of any jurisdiction applicable to the Obligors or any party to the Credit Documents concerning or relating to Sanctions, terrorism or money laundering.

“SEC” means United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means, collectively, the U.S. Security Agreement, the Canadian Security Agreement, each Short-Form IP Security Agreement, and each other security document, control agreement or financing statement executed to perfect Liens in favor of the Lenders.

“Securities Account” has the meaning set forth in the U.S. Security Agreement (including any equivalent meaning in Canada or under any applicable Canadian provincial personal property legislation).

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, dated as of the date hereof, in substantially the form of Exhibits K-1 and K-2, entered into by one or more Obligors in favor of the Lenders, each in form and substance satisfactory to the Majority Lenders.

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.

“Sources and Uses Certificate” means a certificate, required to be delivered pursuant to Section 6.01(f)(xii), duly executed and completed by a Responsible Officer of Borrower setting forth the sources and uses of the cash and equity proceeds to be used in connection with the Transactions.

“Specified Collaboration Agreement” means those collaboration agreements identified on Schedule 9.12(c)(2).

“Stated Maturity Date” means the fourth (4th) anniversary of the Closing Date; provided that if any such date shall occur on a day that is not a Business Day, then the Stated Maturity Date shall be the next preceding Business Day.

“Statutory Plan” means the Canada Pension Plan, Quebec Pension Plan and any equivalent plan maintained in any other jurisdiction to which any Obligor is required to remit contributions on its behalf and/or on behalf of any employees.

“Subordinated Debt” means indebtedness incurred by Borrower or any of its Subsidiaries that is subordinated to all Indebtedness of Borrower and/or its Subsidiaries owed to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to the Lenders, entered into among the Lenders, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms reasonably acceptable to the Lenders in their sole discretion.

“Subsidiary” means, with respect to any Person (the “parent”) at any time of determination, any other Person of which more than 50% of the outstanding capital stock of such other Person having ordinary voting powers, determined on a fully diluted basis, is at the time directly or indirectly owned or controlled by the parent. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, which may include any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs or information technology.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” has the meaning set forth in the Security Documents.

“Tranche A Term Loan” means each loan advanced by a Lender pursuant to Section 2.01(a). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Tranche A Term Loan on any date of determination shall mean the aggregate principal amount of the Tranche A Term Loan made pursuant to Section 2.01(a) that has not yet been repaid as of such date.

“Tranche A Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche A Term Loan and “Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche A Term Loan Commitment, if any, is set forth on Schedule 1. The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is $7,500,000.

“Tranche B Term Loan” means each loan advanced by a Lender pursuant to Section 2.01(b). For purposes of clarification, any calculation of the aggregate outstanding principal amount of the Tranche B Term Loan on any date of determination shall mean the aggregate principal amount of the Tranche B Term Loan made pursuant to Section 2.01(b) that has not yet been repaid as of such date.

“Tranche B Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B Term Loan and “Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche B Term Loan Commitment, if any, is set forth on Schedule 1. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $7,500,000.

“Tranche B Term Loan Commitment Termination Date” means the fourteen (14) month anniversary of the Closing Date; provided that if any such date shall occur on a day that is not a Business Day, then the Tranche B Term Loan Commitment Termination Date shall be the next preceding Business Day.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is a party, the other transactions contemplated hereby and thereby, including disbursement and application of the proceeds of the Loans.

“U.S. Deposit Account” has the meaning set forth in the U.S. Security Agreement and relates to such accounts located and/or maintained in the United States of America.

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Security Agreement” means the security agreement, dated as of the date hereof, in substantially the form of Exhibit I, among the Obligors, the Lenders and the Control Agent, granting a security interest in the personal Property constituting Collateral thereunder in favor of the Lenders.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(e)(ii)(B)(3).

“Warrant Certificate” means each Warrant Certificate in substantially the form of Exhibit H, pursuant to which Borrower has granted to each Lender the right to purchase Equity Interests of Borrower, per the Warrant Shares table on Schedule 1.

“Warrant Obligations” means, with respect to Borrower, all of its Obligations arising out of, under or in connection with, any Warrant Certificate.

“Welfare Plan” means any deferred compensation, bonus, share option or purchase, savings, retirement savings, retirement benefit, profit sharing, medical, health, hospitalization, insurance or any other benefit, program, agreement or arrangement, funded or unfunded, formal or informal, written or unwritten, that is applicable to any current or former employee, director, officer, shareholder, consultant or independent contractor of any Obligor, or any dependent of any of them, except a Pension Plan or a Statutory Plan.

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

Section 1.02. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made substantially in accordance with GAAP. All components of financial calculations made to determine compliance with this Agreement shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

Section 1.03. Interpretation. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (a) the terms defined in this Agreement include the plural as well as the singular and vice versa; (b) words importing gender include all genders; (c) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (d) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (e) references to days, months and years refer to calendar days, months and years, respectively; (f) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (h) accounting terms not specifically defined herein shall be construed substantially in accordance with GAAP (except for the term “property,” which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto permitted by the Loan Documents.

Section 1.04. Changes to GAAP. If, after the date hereof, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8 or 9 to be materially different than the amount that would be determined prior to such change, then:

(a) Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to the Lenders in conjunction with the next required delivery of financial statements pursuant to Section 8.01;

(b) either Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such financial covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the financial covenants;

(c) until Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d) if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined substantially in accordance with GAAP without giving effect to such change; and

(e) any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

ARTICLE 2.

THE COMMITMENTS

Section 2.01. Loans.

(a) Tranche A Term Loan.

(i) Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees to provide its share of the Tranche A Term Loan to Borrower on the Closing Date in Dollars in a principal amount equal to such Lender’s Tranche A Term Loan Commitment. No Lender shall have an obligation to make a Tranche A Term Loan in excess of such Lender’s Tranche A Term Loan Commitment.

(ii) Borrower may make one borrowing under the Tranche A Term Loan Commitment which shall be on the Closing Date. Subject to Section 3.03, all amounts owed hereunder with respect to the Tranche A Term Loan shall be paid in full no later than the Maturity Date. Each Lender’s Tranche A Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Tranche A Term Loan Commitment on such date.

(iii) Upon satisfaction or waiver of the conditions precedent set forth in this Agreement, the Lenders shall make the proceeds of the Tranche A Term Loan available to Borrower on the Closing Date.

(b) Tranche B Term Loan.

(i) Prior to the Tranche B Term Loan Commitment Termination Date, subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, each Lender, severally and not jointly, agrees, at the request of Borrower, to provide its share of the Tranche B Term Loan to Borrower on the Borrowing Date in Dollars in a principal amount equal to such Lender’s Tranche B Term Loan Commitment. No Lender shall have an obligation to make a Tranche B Term Loan in excess of such Lender’s Tranche B Term Loan Commitment.

(ii) Subject to the terms and conditions of this Agreement (including Section 6.02), Borrower shall deliver to the Lenders a written notice in the form of Exhibit B not later than 11:00 a.m. (Eastern time) on the Borrowing Notice Date (the “Notice of Borrowing”) requesting that the Lenders provide the Tranche B Term Loan.

(iii) Borrower may make one borrowing under the Tranche B Term Loan Commitment which shall be on the Borrowing Date. Subject to Section 3.03, all amounts owed hereunder with respect to the Tranche B Term Loan shall be paid in full no later than the Maturity Date. Each Lender’s Tranche B Term Loan Commitment shall terminate immediately and without further action on the Borrowing Date after giving effect to the funding of such Lender’s Tranche B Term Loan Commitment on such date.

(c) Any principal amount of any Loans borrowed under Section 2.01(a) or Section 2.01(b) hereof and subsequently repaid or prepaid may not be reborrowed.

Section 2.02. Proportionate Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Proportionate Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan hereunder or purchase a participation required hereby nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

Section 2.03. Fees. On the Closing Date, Borrower shall pay out of the proceeds of the Tranche A Term Loan advanced by the Lenders on the Closing Date such fees as set forth in the Proposal Letter, which fees shall be non-refundable. Such payment shall be in addition to such fees, costs and expenses due and payable pursuant to Section 13.03.

Section 2.04. Notes. The Loans of each Lender shall be evidenced by one or more promissory notes (each, a “Note”). Borrower shall prepare, execute and deliver to each Lender such promissory note(s) payable to it (or if requested by it, to it and its registered assigns) and in the form attached hereto as Exhibit C. Thereafter, the Loans and interest thereon shall at all times (including after assignment pursuant to Section 13.05) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.05. Use of Proceeds. Borrower shall use the proceeds of the Loans for (i) general working capital purposes and corporate purposes and (ii) to pay, in accordance with the Sources and Uses Certificate, fees, costs and expenses incurred in connection with the Transactions.

ARTICLE 3.

PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01. Repayment.

(a) Repayment of Principal. The entire outstanding principal amount of the Loans will be due and payable on the Maturity Date. Prior thereto, commencing with the Payment Date occurring immediately after the second anniversary of the Closing Date, Borrower shall on each Payment Date make a repayment of the Loans in the amount of $225,000.

(b) Application. Any optional or mandatory prepayment of the Loans shall be applied to the installments thereof under Section 3.01(a) in the inverse order of maturity. To the extent not previously paid, the principal amount of the Loans, together with all other outstanding Obligations (other than Warrant Obligations), shall be due and payable on the Maturity Date.

Section 3.02. Interest.

(a) Interest Generally. Borrower agrees to pay to the Lenders interest in cash on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations (other than the Warrant Obligations), in the case of the Loans, for the period from the Closing Date, and in the case of any other Obligation (other than the Warrant Obligations), from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to the sum of (i) LIBOR plus (ii) the Applicable Margin.

(b) Default Interest. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, the Applicable Margin shall increase automatically by 4.00% per annum (such aggregate increased rate, the “Default Rate”). Notwithstanding any other provision herein, if interest is required to be paid at the Default Rate, it shall also be paid entirely in cash. If any Obligation (other than the Warrant Obligation) is not paid when due (giving effect to any applicable grace period) under the applicable Loan Document, the amount thereof shall accrue interest at a rate equal to 4.00% per annum (without duplication of interest payable at the Default Rate).

(c) Payment Dates. Accrued interest on the Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time on demand by the Lender.

(d) Maximum Rate. Notwithstanding any other provision of this Agreement, in no event will any interest or rates referred to herein exceed the maximum interest rate permitted by applicable law. If such maximum interest rate would be exceeded by the terms hereof, the rates of interest payable hereunder will be reduced to the extent necessary so that such rates (together with any fees or other amounts which are construed by a court of competent jurisdiction to be interest or in the nature of interest) equal the maximum interest rate permitted by applicable law, and any overpayment of interest received by the Lenders before such rates are so construed will be applied, forthwith after determination of such overpayment, to pay all then outstanding interest, and thereafter to pay outstanding principal.

(e) Canadian Criminal Rate of Interest.

(i) Any provision of this Agreement that would oblige Borrower to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to Borrower, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(ii) If any provision of this Agreement would oblige Borrower to make any payment of interest or other amount payable to a Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by a Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of “interest” at a “criminal rate,” such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (i) first, by reducing the amount or rate of interest; and (ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

(f) Interest Calculation. For the purposes of the Interest Act (Canada) and disclosure under such statute, whenever interest to be paid under this Agreement is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by such other period of time. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

Section 3.03. Prepayments.

(a) Optional Prepayments. Borrower shall have the right to optionally prepay in whole or in part (in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount for each partial prepayment) the outstanding principal amount of the

Loans on any Business Day (a “Redemption Date”) for an amount equal to the Prepayment Premium plus any accrued but unpaid interest on the aggregate principal amount of the Loans being prepaid (such aggregate amount, the “Redemption Price”). The applicable “Prepayment Premium” shall be an amount calculated pursuant to Section 3.03(a)(i).

(i) If the Redemption Date occurs:

(A) on or prior to the first anniversary of the Closing Date, the Prepayment Premium shall be an amount equal to one hundred five percent (105%) of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(B) after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, the Prepayment Premium shall be an amount equal to one hundred and four percent (104%) of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date;

(C) after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, the Prepayment Premium shall be an amount equal to one hundred and two percent (102%) of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date; and

(D) after the third anniversary of the Closing Date and at any time thereafter, the Prepayment Premium shall be an amount equal to one hundred and one percent (101%) of the aggregate outstanding principal amount of the Loans being prepaid on such Redemption Date.

(ii) No partial prepayment shall be made under this Section 3.03(a) in connection with any event described in Section 3.03(b).

(b) Mandatory Prepayments Upon Any Asset Sale. In the event of any contemplated Asset Sale or series of Asset Sales that are in excess of $500,000 in the aggregate in any Fiscal Year (other than any Asset Sale permitted under Section 9.09 (other than Section 9.09(j)), Borrower shall provide five (5) Business Days’ prior written notice of such Asset Sale to the Lenders and, if within such notice period the Majority Lenders advise Borrower that a prepayment is required pursuant to this Section 3.03(b), Borrower shall prepay the Loans in an amount equal to the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus the Prepayment Premium on the principal amount of the Loans being prepaid (calculated in accordance with Section 3.03(a)(i), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation), plus any accrued but unpaid interest and any fees then due and owing, credited in the order set forth in Section 4.01(b)(ii); provided, however, that notwithstanding the foregoing to the contrary, in the event of an Asset Sale or a series of Asset Sales in excess of $500,000 in the aggregate in any Fiscal Year or made pursuant to Section 9.09(j), Borrower may within 180 days of such Asset Sale apply the Asset Sale Net Proceeds to the purchase price of any replacement property. For the avoidance of doubt any prepayment made pursuant to this Section 3.03(b) shall not be deemed to be a consent to any such Asset Sale or a cure or waiver of any Event of Default which occurs in connection with such Asset Sale, it being understood that such Event of Default may only be waived with the express consent of Majority Lenders.

(c) Other Mandatory Prepayments. In addition to the mandatory prepayment required pursuant to Section 3.03(b) above, Borrower shall prepay the Loans in amounts as provided below, plus in respect of any event specified in clause (c)(ii) below, the Prepayment Premium on the principal amount of the Loans being prepaid (calculated in accordance with Section 3.03(a)(i), it being agreed that the relevant payment date shall be deemed to be the “Redemption Date” for purposes of such calculation), plus any accrued but unpaid interest and fees then due and owing, as follows:

(i) In the event of any Casualty Event, an amount equal to 100% of the net insurance or other proceeds received by Borrower with respect thereto; provided, however, so long as no Default or Event of Default has occurred and is continuing, within 180 days after receipt of such proceeds, Borrower may apply the net proceeds of any casualty policy up to $250,000 with respect to any loss, but not exceeding $500,000 in the aggregate for all losses under all casualty policies during the term of this Agreement, toward the replacement or repair of destroyed or damaged property; provided, further, that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Lenders have been granted a first priority security interest and Borrower shall take all such actions required to provide the Lenders with a first priority security interest on such property.

(ii) In the event Borrower incurs Indebtedness other than Indebtedness that is permitted by Section 9.01 hereof, 100% of the net proceeds thereof received by Borrower. For the avoidance of doubt, any prepayment made pursuant to this Section 3.03(c)(ii) shall not be deemed to be a consent to any such incurrence of Indebtedness or a cure or waiver of any Event of Default which occurs in connection therewith, it being understood that any such Event of Default may only be waived with the express consent of the Majority Lenders.

All prepayments made pursuant to this Section 3.03(c) shall be applied pursuant to Section 4.01(b)(ii).

ARTICLE 4.

PAYMENTS, ETC.

Section 4.01. Payments.

(a) Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the deposit account of such Lender designated by such Lender by written notice to Borrower (each, a “Designated Account”), not later than 2:00 p.m. (Eastern time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b) Application of Payments. (i) So long as no Event of Default has occurred and is continuing, each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document (other than any prepayment made pursuant to Section 3.01 and Section 3.03(b) and (c)), specify to the Lenders the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, the Lenders may apply such payment in the manner they determine to be appropriate), and (ii) following the occurrence and continuance of an Event of Default, all prepayments (including any prepayment made pursuant to Section 3.03(b) and (c)) shall be applied as follows:

(A) first, in reduction of Borrower’s obligation to pay any unpaid interest and any fees then due and owing including, without limitation, (x) interest payable pursuant to Section 3.02(b) and (y) the Prepayment Premium;

(B) second, in reduction of Borrower’s obligation to pay any Claims or Losses referred to in Section 13.03(b) then due and owing;

(C) third, in reduction of Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D) fourth, in reduction of any other Obligation then due and owing; and

(E) fifth, to Borrower or such other Persons as may lawfully be entitled to or directed by Borrower to receive the remainder.

Unless otherwise directed by the Majority Lenders, all payments of principal, interest and fees under this Agreement and the other Loan Documents shall be made by the Obligors to the Lenders pro rata in accordance with the Lenders’ respective Proportionate Shares of such payments.

(c) Non-Business Days. If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 4.02. Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.

Section 4.03. Notices. Each notice of optional prepayment shall be effective only if received by the Lenders not later than 2:00 p.m. (Eastern time) on the date three (3) Business Days prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment.

Section 4.04. Set-Off.

(a) Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, the Lenders and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders or such Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not the Lenders shall have made any demand and although such Obligations may be unmatured. The Lenders agree promptly to notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders and their respective Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that the Lenders and their respective Affiliates may have.

(b) Exercise of Rights Not Required. Nothing contained herein shall require the Lenders to exercise any such right or shall affect the right of such Persons to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

ARTICLE 5.

YIELD PROTECTION, ETC.

Section 5.01. Additional Costs.

(a) Change in Requirements of Law Generally. If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the date hereof, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting the Loans or the Commitment, not as a result of any action or inaction on the part of such Lender, and the result of any of the foregoing is to increase the cost to any Lender of making or maintaining its Loan, or to reduce the amount of any sum received or receivable by any Lender under this Agreement or any other Loan Document, by an amount reasonably deemed by such Lender in good faith to be material (other than (i) Indemnified Taxes and (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”)), then Borrower shall promptly pay to such Lender on demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

(b) Change in Capital Requirements. If a Lender shall have determined that, on or after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the date hereof, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then Borrower shall pay to such Lender on demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction.

(c) Notification by Lender. The Lenders will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth the amount or amounts to be paid to it hereunder, shall be conclusive and binding on Borrower in the absence of manifest error.

Section 5.02. Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain the Loans hereunder and (b) if such Requirement of Law shall so mandate, the Loans shall be prepaid by Borrower on or before such date as shall be mandated by such Requirement of Law in an amount equal to the Redemption Price applicable on the date of such prepayment in accordance with Section 3.03(a).

Section 5.03. Taxes.

(a) Payments Free of Taxes. Any and all payments on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by an Obligor, then such Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under Section 5.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of each Lender, timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority, as a withholding Tax pursuant to this Section 5.03, Borrower shall deliver to each Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, or a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders.

(d) Indemnification. Borrower shall reimburse and indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 5.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that Borrower shall not be required to indemnify a Recipient pursuant to this Section 5.03(d) to the extent that such Recipient fails to notify Borrower of its intent to make a claim for indemnification under this Section within one 180 days of the later of (i) the date on which the Indemnified Taxes are due to be paid by Recipient, or (ii) the date on which the relevant Governmental Authority asserts a claim for such Indemnified Taxes against Recipient. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower at the time or times reasonably requested by Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding; provided that, other than in the case of U.S. Federal withholding Taxes, such Lender has received written notice from Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or as reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), duly completed, valid, executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed, valid executed copies of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, duly completed, valid, executed originals of IRS Form W-8BEN (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2) duly completed, valid, executed copies of IRS Form W-8ECI (or successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, duly completed, valid, executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN (or successor form), a U.S. Tax Compliance Certificate, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

(D) any Recipient shall deliver to Borrower any forms and information necessary to establish that such Recipient is not subject to withholding Tax under FATCA or the amount required to be withheld under FATCA.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to Section 5.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.03(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.03(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Mitigation Obligations. If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

ARTICLE 6.

CONDITIONS PRECEDENT

Section 6.01. Conditions to Tranche A Term Loan; Closing Date. The obligation of each Lender to make the Tranche A Term Loan shall not become effective until the following conditions precedent shall have been reasonably satisfied or waived in writing by the Lenders (which satisfaction or waiver may be made simultaneously with the making of the Tranche A Term Loan hereunder):

(a) Closing Date. The Closing Date shall occur on or before June 2, 2016.

(b) Terms of Material Agreements, Etc. The Lenders shall be reasonably satisfied with the terms and conditions of all of the Obligors’ Material Agreements.

(c) No Law Restraining Transactions. No applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the Transactions.

(d) Payment of Upfront Fee. The Lenders shall have received payment of the upfront fee payable pursuant to Section 2.03.

(e) Lien Searches. The Lenders shall be satisfied with Lien searches regarding Borrower and its Subsidiaries made prior to the Closing Date.

(f) Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance satisfactory to the Lenders:

(i) Agreement. This Agreement duly executed and delivered by Borrower and each of the other parties hereto.

(ii) [Intentionally Omitted.]

(iii) Security Documents.

(A) The Security Documents, duly executed and delivered by each of the Obligors.

(B) Each of the Short-Form IP Security Agreements, duly executed and delivered by the applicable Obligor.

(C) The Collateral Questionnaire, duly executed and delivered by a Responsible Officer of Borrower, substantially in the form of Exhibit L hereto and otherwise in form and substance satisfactory to the Lenders.

(D) Original share certificates or other documents or other evidence of title with regard to all Equity Interests owned by the Obligors (to the extent that such Equity Interests are certificated), together with share transfer documents, undated and executed in blank.

(E) Evidence of filing of UCC-1 and financing statements under the applicable provincial personal property security legislation in Canada against each applicable Obligor in its jurisdiction of formation or incorporation, as the case may be.

(F) Evidence of filing of each of the Short-Form IP Security Agreements in the United States Patent and Trademark Office or the United States Copyright office or the Canadian Intellectual Property Office, as applicable.

(G) Without limitation, all other documents and instruments reasonably required to perfect the Lenders’ Lien on, and security interest in, the Collateral required to be delivered on or prior to the Closing Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Lenders, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iv) Note. Any Notes requested in accordance with Section 2.04.

(v) Approvals. Borrower shall certify that all Regulatory Approvals have been made or obtained, and all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals) in connection with the Transactions have been made or obtained, and all material third-party consents and approvals, necessary in connection with the execution, delivery and performance by the Obligors of the Loan Documents and the Transactions have been obtained.

(vi) Organizational Documents. (a) Certified copies of the Organizational Documents of each Obligor and of resolutions of the Board of Directors (or similar governing body) of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party, certified as of the Closing Date by its secretary or assistant secretary as being in full force and effect without modification or amendment; (b) a good standing certificate and/or compliance certificate from the applicable Governmental Body of each Obligor’s jurisdiction of incorporation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (c) such other documents as the Lenders may reasonably request.

(vii) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

(viii) Officer’s Certificate. A certificate, dated as of the Closing Date and signed by the President, a Vice President or a financial officer of Borrower, confirming compliance with the conditions set forth in this Section 6.01.

(ix) Opinions of Counsel. A favorable opinion, dated as of the Closing Date, of (A) New York counsel to each Obligor in form reasonably acceptable to the Lenders and their counsel, and (B) Canadian counsel to each Obligor in customary form reasonably acceptable to the Lenders and their counsel as to matters of Canadian law.

(x) Evidence of Insurance. Certificates from Borrower’s insurance broker or other evidence satisfactory to the Lenders that all insurance required to be maintained pursuant to Section 8.05 is in full force and effect, together with endorsements naming the Lenders as additional insureds and loss payees, as applicable, under Borrower’s liability and casualty insurance policies.

(xi) Other Liens. Duly executed and delivered copies of such acknowledgement letters as are reasonably requested by the Lenders with respect to existing Liens.

(xii) Sources and Uses Certificate. The Lenders shall have received the Sources and Uses Certificate duly executed and delivered by a Responsible Officer of Borrower, substantially in the form of Exhibit G hereto and otherwise in form and substance satisfactory to the Lenders.

(xiii) Pro Forma Balance Sheet. The Lenders shall have received a pro forma consolidated balance sheet of Borrower and its Subsidiaries, dated as of the Closing Date, prepared substantially in accordance with GAAP, subject to quarterly or year-end adjustments and except for the absence of footnotes, and giving effect to the consummation of the Transactions and the making of the Loans, which balance sheet shall be duly certified by the chief financial or accounting Responsible Officer of Borrower.

(xiv) Investment Policy. The Lenders shall have a received a copy of the investment policy approved by the board of directors of Borrower and in effect on the Closing Date.

(g) [Intentionally Omitted.]

(h) Due Diligence. The Lenders shall have received and be satisfied with all due diligence (including without limitation historical financial statements, Projections, technical, operational, legal, intellectual property, commercial market forecasts, clinical and regulatory assessments, supply chain, securities, labor, Tax, litigation, environmental, reimbursement and regulatory authority matters) in their sole discretion.

(i) Closing Fees, Expenses, Etc. The Lenders and their Affiliates shall have received for their own account, all fees, costs and expenses due and payable pursuant to Section 13.03, after deducting therefrom the Expense Deposit (to the extent such amount was not refunded pursuant to the Proposal Letter) as applicable.

(j) Minimum Liquidity. Borrower and its Subsidiaries shall have aggregate Liquidity in excess of $3,000,000 on the Closing Date.

Section 6.02. Conditions to Tranche B Term Loan; Borrowing Date. The obligation of each Lender to make the Tranche B Term Loan shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Lenders (which satisfaction or waiver may be made simultaneously with the making of the Tranche B Term Loan hereunder):

(a) Milestones. Borrower shall:

(i) no later than the first (1st) anniversary of the Closing Date, have at least one patient enrolled in a Phase I clinical trial developing ZW25 for an indication targeting HER2 expressing tumors;

(ii) no later than the Tranche B Term Loan Commitment Termination Date, have at least one patient enrolled in a Phase I clinical trial developing ZW33 for an indication targeting HER2 expressing tumors; and

(iii) enter into a Collaboration Agreement with a publicly traded pharmaceutical or biotechnology company with a market capitalization greater than $10,000,000,000 that is reasonably expected to result in aggregate payments (including upfront fees, deferred payments and milestone payments) in excess of $100,000,000; provided that the Lenders hereby acknowledge that the Collaboration Agreement referred to in Schedule 6.02(a) satisfies this milestone.

(b) Notice of Borrowing. The Lenders shall have received the Notice of Borrowing as and when required pursuant to Section 2.01(b).

Section 6.03. Conditions to All Borrowings. The obligation of each Lender to make the Loans shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Lenders (which satisfaction or waiver may be made simultaneously with the making of the Loans hereunder):

(a) No Default; Representations and Warranties. Both immediately prior to the making of a Borrowing, after giving effect to the making of the Loans and the intended use thereof:

(i) no Default shall have occurred and be continuing; and

(ii) the representations and warranties made by each Obligor in Section 7 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representation or warranty shall be true and correct in all respects subject to such qualification) on and as of the Closing Date and the Borrowing Date, as applicable, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date except that to the extent that any such representation or warranty refers to a specific earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

The borrowing of the Loans shall constitute a certification by Borrower to the effect that the conditions set forth in Section 6.01, Section 6.02 and Section 6.03, as applicable, have been fulfilled as of the Closing Date or the Borrowing Date, as applicable.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to extend the Loans hereunder, each Obligor represents and warrants to the Lenders, on the Closing Date and on the Borrowing Date, that the following statements are true and correct:

Section 7.01. Power and Authority. Each of Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to so qualify would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents and, in the case of Borrower, to borrow the Loans hereunder.

Section 7.02. Authorization; Enforceability. The Transactions are within each Obligor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary shareholder or other equity holder action. The Loan Documents have been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.03. Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the Organizational Documents of Borrower or its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Borrower or its Subsidiaries or assets (including any Material Agreement or agreement creating or evidencing any Material Indebtedness), or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Borrower or its Subsidiaries.

Section 7.04. Financial Statements; Projections; Material Adverse Change.

(a) Financial Statements. Borrower has heretofore furnished to the Lenders certain financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Obligors as of such dates and for such periods substantially in accordance with GAAP, subject to quarterly or year-end adjustments and the absence of footnotes. No Obligor has any material contingent liabilities or liabilities for taxes, long-term lease or unusual forward or long-term commitments not disclosed in the aforementioned financial statements.

(b) Projections. On and as of the Closing Date, the projections of Borrower and its Subsidiaries (collectively, the “Projections”) are based on good faith estimates and assumptions made by the management of Borrower; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, the management of Borrower believes that the Projections are reasonable and attainable.

(c) No Material Adverse Change. Since December 31, 2015, no event, circumstance or change has occurred that has caused or evidences, either in individually or in the aggregate, a Material Adverse Change.

Section 7.05. Properties.

(a) Property Generally. Each Obligor has good and marketable fee simple title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Permitted Liens and except as would not reasonably be expected to interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Intellectual Property.

(i) Schedule 7.05(b) lists all United States and foreign registrations of and applications for Patents, Trademarks, Copyrights, and Industrial Designs, Technical Information, Product Authorization and Product Agreements that are Obligor Intellectual Property, including the applicable jurisdiction, registration or application number and date, as applicable thereto, and a designation as to whether it is licensed or owned by Obligor.

(ii) Obligors own or possess all legal and beneficial rights, title and interest in and to Obligor Intellectual Property designated on Schedule 7.05(b) as being owned by that Obligor and has the right to use the Obligor Intellectual Property licensed to that Obligor, in each case with good and marketable title, free and clear of any Liens or Claims of any kind whatsoever other than Permitted Liens.

(iii) [Intentionally Omitted.]

(iv) To Obligors’ knowledge, Borrower’s current use of its Material Intellectual Property does not violate any license or infringe any valid and enforceable Intellectual Property right of another.

(v) Other than with respect to the Material Agreements, or as permitted by Section 9.09, the Obligors have not transferred ownership of Material Intellectual Property, in whole or in part, to any Person who is not an Obligor.

(vi) Other than as set forth on Schedule 7.05(b) and to Obligors’ knowledge, Obligors have not received any written communications, nor is there any pending or threatened action in writing, suit, proceeding or claim in writing by another, alleging that any of the Obligors has violated, infringed, diluted or misappropriated or, by conducting its business as currently conducted or as proposed to be conducted does or would violate, infringe, dilute or misappropriate any Intellectual Property of another, and to Obligors’ knowledge, there is no basis for such an allegation.

(vii) There is no pending or threatened action in writing, suit, proceeding or claim in writing by another (a) challenging Obligors’ rights in or to any Intellectual Property owned by, or licensed to, Obligors, and Obligors have no knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; or (b) challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, Obligors, and Obligors have no knowledge of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(viii) Obligors have taken reasonable precautions to protect the secrecy, confidentiality and value of the Obligor Intellectual Property, including without limitation, by requiring that all relevant current and former employees, contractors and consultants of Obligors execute written confidentiality agreements.

(ix) Obligors have complied with the material terms of each Material Agreement pursuant to which Intellectual Property has been licensed to Obligors (which material terms shall include, but not be limited to, pricing and duration of the agreement), and all such Material Agreements are in full force and effect, and Obligors have no knowledge of any facts which could form a reasonable basis for any claims of breach or default under such Material Agreements.

(x) Other than those permitted by Section 9.09, Permitted Licenses or as set forth on Schedule 7.05(b), (a) there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property owned by, or licensed to, Obligors and (b) nor are Obligors bound by, or a party to, any options, licenses or agreements of any kind with respect to any Intellectual Property of another.

(xi) Obligors have no knowledge of any prior art that would reasonably be expected to render any claim of any United States Patent within the Material Intellectual Property invalid that has not been disclosed to the United States Patent and Trademark Office.

(xii) All maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor, which would not reasonably be expected to result in a Material Adverse Change.

(xiii) To Obligors’ knowledge, there are no material defects in any of the Patents that constitute the Material Intellectual Property and no such Patents have ever been finally adjudicated to be invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.

(xiv) Obligors have not received any notice asserting that the Patents constituting Material Intellectual Property are invalid, unpatentable or unenforceable and, to Obligors’ knowledge, neither they nor any current or prior owner of such Patents or their respective agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent.

(xv) To Obligors’ knowledge, other than as set forth in Schedule 7.05(b), Obligors are not obligated to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Obligor Intellectual Property, with respect to the use thereof or in connection with the conduct of its business or otherwise.

(xvi) To Obligors’ knowledge, no employee of Obligors is or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with Obligors.

(xvii) Each employee and consultant has waived all moral rights and assigned to Obligors all intellectual property rights he or she owns that are related to Obligors’ business as now conducted and as presently proposed to be conducted.

Section 7.06. No Actions or Proceedings.

(a) Litigation. There is no litigation, investigation or proceeding pending or threatened in writing with respect to any Obligor by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 or (ii) that involves this Agreement or the Transactions.

(b) Environmental Matters. The operations and the real Property of the Obligors comply with all applicable Environmental Laws, except to the extent the failure to so comply, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There have been no conditions, occurrences or release of Hazardous Materials which would reasonably be expected to form the basis of any environmental liability claim under applicable Environmental Laws with respect to Borrower’s and its Subsidiaries’ businesses, operations or properties.

(c) Labor Matters. No Obligor has engaged in unfair labor practices and there are no pending or threatened in writing labor actions, disputes, grievance or arbitration proceeding involving the employees of any Obligor, in each case that would reasonably be expected to have a Material Adverse Effect. There is no strike or work stoppage in existence or threatened in writing against any Obligor and to the knowledge of Borrower, no union organization activity is taking place. No person or entity has claimed that any person employed by or affiliated with any Obligor has: (i) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such other person or entity; (ii) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party; or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

Section 7.07. Compliance with Laws and Agreements. Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. To the extent applicable, Obligors and their Subsidiaries are in compliance with 21 CFR §§ 210-211 and 21 CFR §§ 600-610.

Section 7.08. Taxes. Except as set forth on Schedule 7.08, each of the Obligors has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Obligor has set aside on its books adequate reserves with respect thereto substantially in accordance with GAAP.

Section 7.09. Full Disclosure. Borrower has disclosed to the Lenders all Material Agreements to which any Obligor is subject, and all other matters to its knowledge, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 7.10. Regulation.

(a) Investment Company Act. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b) Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock in violation of Regulation T, U or X.

Section 7.11. Solvency. Borrower and its Subsidiaries, on a consolidated basis, are and, immediately after giving effect to the Borrowings, the use of proceeds thereof, and the consummation of the Transactions, will be, Solvent.

Section 7.12. Subsidiaries. As of the Closing Date, Zymeworks Biopharmaceuticals Inc. and Zymeworks Biochemistry Inc. are the only Subsidiaries of Borrower.

Section 7.13. Indebtedness and Liens. Set forth on Schedule 7.13A is a complete and correct list of all Indebtedness of each Obligor outstanding as of the date hereof. Set forth on Schedule 7.13B is a complete and correct list of all Liens granted by Borrower and other Obligors with respect to their respective Property and outstanding as of the date hereof.

Section 7.14. Material Agreements. Set forth on Schedule 7.14 is a complete and correct list as of the Closing Date of (i) each Material Agreement and (ii) each agreement creating or evidencing any Material Indebtedness. No Obligor is in material default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness. Except as otherwise disclosed on Schedule 7.14, all material vendor purchase agreements and supplier contracts of the Obligors existing on the Closing Date are in full force and effect without material modification from the form in which the same were disclosed to the Lenders, except for such modifications as would not reasonably be expected to be adverse to the interests of the Lenders.

Section 7.15. Restrictive Agreements. None of the Obligors is subject to any Restrictive Agreement, except (i) those listed on Schedule 7.15 or otherwise permitted under Section 9.11, (ii) restrictions and conditions imposed by law or by this Agreement, (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (iv) any stockholder agreement, charter, by laws or other organizational documents of Borrower or any Subsidiary as in effect on the date hereof, and (v) limitations associated with Permitted Liens.

Section 7.16. Real Property. Neither Borrower nor any of its Subsidiaries owns or leases (as tenant thereof) any real Property on the date hereof, except as described on Schedule 7.16.

Section 7.17. Pension and Other Plans.

(a) U.S. Pension Matters. Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for Tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies. Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Obligor or Subsidiary thereof, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or would have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur. Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date. As of the date hereof, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

(b) Canadian Pensions and Other Plans.

(i) Employee Plans. Schedule 7.17 sets forth, as of the date hereof, a complete and correct list of, and that separately identifies all Statutory Plans, Pension Plans and Welfare Plans. (A) No Employee Plan offers any defined benefit pension benefit, and each Employee Plan is, and has been, established, registered, qualified, administered and invested in compliance in all respects with its terms and all applicable law, (B) all employer and employee payments, contributions and premiums required to be remitted or paid to or in respect of any Employee Plan or Statutory Plan have been remitted or paid in a timely fashion to or in respect of the Employee Plan or the Statutory Plan in accordance with their respective terms and all applicable law, (C) all of its obligations that are due under each applicable Employee Plan and Statutory Plan have been satisfied, (D) all contributions have been segregated appropriately between employer and employee contributions, (E) there is no claim by any Governmental Authority or by any Person pending or, to its knowledge, threatened in respect of any Employee Plan (except routine claims for payment of benefits), (F) no event has occurred that has given rise to or would reasonably be expected to give rise to any liability on its part under any Employee Plan except those disclosed in the Employee Plans themselves or in the financial statements required to be provided pursuant to this Agreement, (G) with respect to any Employee Plan that is registered under any applicable law, no event has occurred and no condition exists that has resulted or would reasonably be expected to result in that Employee Plan having its registration revoked, or entitle any Person (except the Obligor) to terminate or wind up that Employee Plan (in whole or in part), or result in that Employee Plan being placed under the administration of any Governmental Authority, or result in it being required to pay any Taxes or penalties under any applicable law, (H) with respect to each Pension Plan that is fully funded, on a going concern basis and a solvency basis, in accordance with the terms of the Pension Plan and the requirements of applicable law, and (I) during the last twelve consecutive months, (x) no steps have been taken by any of the Obligors or by a Governmental Authority to terminate or wind up an Employee Plan (wholly or in part) that could result in it being required to make additional contributions to the Employee Plan, and (y) no condition exists and no event has occurred with respect to any Employee Plan or Statutory Plan that would result in an increase in the amount of its liability over, or the incurrence by it of any liability in addition to, its liability before the existence of the condition or the occurrence of the event, or that would result in it incurring any fine or penalty.

(ii) Welfare Plans. None of the Obligors has any liability or contingent liability under a Welfare Plan to provide for benefits after termination or retirement.

Section 7.18. Collateral; Security Interest. Each Security Document is effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document. The Security Documents collectively are effective to create in favor of the Lenders a legal, valid and enforceable security interest in the Collateral, which upon the filing of financing statements and other similar statements filed in the appropriate offices, such security interests are first-priority security interests (subject only to Permitted Priority Liens).

Section 7.19. Regulatory Approvals.

(a) Each Obligor and each of its Subsidiaries holds either directly or through licensees and agents, all Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for each Obligor and its Subsidiaries to conduct their operations and business substantially in the manner currently conducted.

(b) Set forth on Schedule 7.19(b) is a complete and accurate list as of the date hereof of all material Regulatory Approvals relating to the Obligors, the conduct of their business and the Products (on a per Product basis). All such material Regulatory Approvals are (i) legally and beneficially owned exclusively by the Obligors, free and clear of all Liens other than Permitted Liens, (ii) validly registered and on file with the applicable Governmental Authority, in material compliance with all registration, filing and maintenance requirements (including any fee requirements) thereof, and (iii) in good standing, valid and enforceable with the applicable Governmental Authority in all material respects. All required and material notices, registrations and listings, supplemental applications or notifications, reports (including field alerts or other reports of adverse experiences) and other required and material filings with respect to the Products have been filed with the FDA and all other applicable Governmental Authorities.

(c) (i) All material regulatory filings required by any Regulatory Authority or in respect of any Regulatory Approval or Product Authorization with respect to any Product or any Product Development and Commercialization Activities have been made, and all such filings are complete and correct in all material respects and have complied in all material respects with all applicable laws and regulations, (ii) all clinical and pre-clinical trials, if any, of investigational Products have been and are being conducted by each Obligor according to all applicable laws and regulations in all material respects along with appropriate monitoring of clinical investigator trial sites for their compliance, and (iii) each Obligor has disclosed to the Lenders all such material regulatory filings and all material communications between representatives of each Obligor and any Regulatory Authority.

(d) Each Obligor and each of its agents are in compliance in all material respects with all applicable statutes, rules and regulations (including all Regulatory Approvals and Product Authorizations) of all applicable Governmental Authorities, including the FDA and all other Regulatory Authorities, with respect to each Product and all Product Development and Commercialization Activities related thereto. Each Obligor has and maintains in full force and effect all the necessary and requisite Regulatory Approvals and Product Authorizations. Each Obligor is in compliance in all material respects with all applicable registration and listing requirements set forth in the FD&C Act or equivalent regulation of each other Governmental Authority having jurisdiction over such Person. Each Obligor adheres in all material respects to all applicable regulations of all Regulatory Authorities with respect to the Products and all Product Development and Commercialization Activities related thereto.

(e) Except as set forth on Schedule 7.19(e), no Obligor has received from any Regulatory Authority any notice of adverse findings with respect to any Product or any Product Development and Commercialization Activities related thereto, including any FDA Form 483 inspectional observations, notices of violations, Warning Letters, criminal proceeding notices under Section 305 of the FD&C Act, or any other similar communication from any Regulatory Authority. There have been no seizures conducted or, to Borrower’s knowledge, threatened by any Regulatory Authority with respect to any Product, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts conducted, requested or, to Borrower’s knowledge, threatened by any Regulatory Authority with respect to any Product, and no recalls, market withdrawals, field notifications, notifications of misbranding or adulteration or safety alerts have been conducted, requested or, to Borrower’s knowledge, threatened by any Regulatory Authority relating to any Products. No Obligor has received any written notification that remains unresolved from the FDA or any other Regulatory Authority indicating any breach or violation of any applicable Product Authorization or Regulatory Approval, including that any of the Products is misbranded or adulterated as defined in the FD&C Act or the rules and regulations promulgated thereunder.

(f) Neither any Obligor nor any officer, employee or agent thereof, has made an untrue statement of a material fact or fraudulent statements to the FDA or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made (or was not made), would reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy.

(g) No Obligor has received any written notice that the FDA or any other applicable Regulatory Authority has commenced or initiated, or, to the knowledge of Borrower or any such Obligor, threatened to commence or initiate, any action to withdraw any Regulatory Approval or Product Authorization or requested the recall of any Products or commenced or initiated or, to the knowledge of Borrower or any such Obligor, threatened to commence or initiate, any action to enjoin any Product Development and Commercialization Activities of Borrower or any such Obligor.

(h) The clinical, preclinical, safety and other studies and tests conducted by or on behalf of or sponsored by each Obligor, or in respect of which any Products or Product candidates under development have participated, were (and if still pending, are) being conducted materially in accordance with standard medical and scientific research procedures and all applicable Product Authorizations. Each Obligor has operated within, and currently is in compliance in all material respects with, all applicable laws, Product Authorizations and Regulatory Approvals, as well as the rules and regulations of the FDA and each other Regulatory Authority. No Obligor has received any notices or other correspondence from the FDA or any other Regulatory Authority requiring the termination or suspension of any clinical, preclinical, safety or other studies or tests used to support regulatory clearance of, or any Product Authorization or Regulatory Approval for, any Product.

Notwithstanding the foregoing, no representations and warranties set forth in Sections 7.19(b)-(h) above shall be made prior to the Borrowing Date.

Section 7.20. Capitalization. All of the issued and outstanding securities of each Obligor have been duly authorized, are validly issued, fully paid, and non-assessable. As of the Closing Date and except as set forth on Schedule 7.20, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Obligors to issue, sell, or otherwise cause to become outstanding any of their ownership interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Obligors. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the ownership interests of the Obligors. None of the Equity Interests in the Obligors has been mortgaged, assigned or pledged in favor of any Person.

Section 7.21. Insurance. Each Obligor has obtained (and is maintaining), insurance for its assets (including the Collateral) and business as required under the Loan Documents.

Section 7.22. Certain Fees. No broker’s or finder’s fee or commission will be payable in connection with this Agreement or any of the Transactions contemplated hereby.

Section 7.23. Sanctions Laws. Obligors and, to the knowledge of the Obligors, any director, officer, agent, employee or other Person acting on behalf of the Obligors are in compliance with the Sanctions Laws.

Section 7.24. Anti-Corruption Laws. None of the Obligors nor, to the knowledge of the Obligors, any director, officer, agent, employee or other Person acting on behalf of the Obligors has taken any action, directly or indirectly, that would result in a violation by such Persons of the Anti-Corruption Laws.

Section 7.25. Anti-Terrorism Laws. The Obligors have taken reasonable measures to ensure compliance with applicable Economic Sanctions Laws and Anti-Terrorism Laws; are not Designated Persons; and have not used any part of the proceeds from any advance on behalf of any Designated Person or has not used, directly by it or indirectly through any Subsidiary, such proceeds in connection with any investment in, or any transactions or dealings with, any Designated Person.

ARTICLE 8.

AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnity obligations) have been paid in full indefeasibly in cash:

Section 8.01. Financial Statements and Other Information. Borrower will furnish to the Lenders:

(a)

(i) so long as Borrower is not a Publicly Reporting Company, as soon as available and in any event within 30 days after the end of each of the first two fiscal months of each fiscal quarter, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of each such month, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such month, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present in all material respects the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared substantially in accordance with GAAP consistently applied, subject to changes resulting from normal, quarterly or year-end adjustments and except for the absence of notes; provided, however, that Borrower shall not be required to deliver any financial statements pursuant to this Section 8.01(a)(i) for so long as Borrower is not delivering such financial statements to Borrower’s Board and/or shareholders; and

(ii) (x) so long as Borrower is not a Publicly Reporting Company, commencing with the fiscal quarter ended June 30, 2016, as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year (or 60 days, in the case of the fourth fiscal quarter), and (y) after Borrower becomes a Publicly

Reporting Company, as soon as available and in any event within five (5) days following the date Borrower files the Quarterly Report on Form 10-Q with the SEC, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present in all material respects the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared substantially in accordance with GAAP consistently applied, subject to changes resulting from normal quarterly or year-end adjustments and except for the absence of notes;

(b) (x) so long as Borrower is not a Publicly Reporting Company, as soon as available and in any event within 120 days after the end of each fiscal year, and (y) after Borrower becomes a Publicly Reporting Company, as soon as available and in any event within five (5) days following the date Borrower files the Annual Report on Form 10-K with the SEC, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared substantially in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of KPMG LLP or another firm of independent certified public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(c) within 30 days after the end of each month, a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit E (a “Compliance Certificate,” which, for purposes of clarification, shall (i) demonstrate Borrower’s compliance with Section 8.18 in respect of such month and (ii) state whether the representations and warranties made by Borrower in Section 7.04 are true on and as of the date thereof) including details of any issues that are material that are raised by auditors;

(d) promptly, and in any event within five (5) Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which Borrower may become subject from time to time concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Obligor;

(e) the information regarding insurance maintained by Borrower and its Subsidiaries as required under Section 8.05;

(f) promptly following the Lenders’ written request at any time, proof of Borrower’s compliance with Section 8.18;

(g) within five (5) days of delivery, copies of all statements, reports and notices (including board kits) made available to holders of Borrower’s Equity Interests; provided that (i) any such material may be redacted by Borrower to exclude information relating to the Lenders (including Borrower’s strategy regarding the Loans) and (ii) the Lenders shall not be entitled to receive statements, reports and notices relating to topics that (x) are subject to attorney-client privilege or (y) present a conflict of interest for the Lenders;

(h) so long as Borrower is not a Publicly Reporting Company, a financial forecast for Borrower and its Subsidiaries for each fiscal year, including forecasted balance sheets, statements of income and cash flows of Borrower and its Subsidiaries, all of which shall be prepared on a consolidated basis and delivered not later than February 28 of such fiscal year;

(i) promptly following any Lender’s written request, certify that such Obligor is not a passive foreign investment company (“PFIC”) within the meaning of Sections 1291 through 1297 of the Code, or, if such Obligor determines that it is a PFIC, provide such information as would allow the Lender to make a qualified electing fund election with respect to the stock of the Obligor;

(j) after Borrower becomes a Publicly Reporting Company, within five (5) days of filing, provide access (via posting and/or links on Borrower’s web site) to all reports on Form 10-K and Form 10-Q filed with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange; and within five (5) days of filing, provide notice and access (via posting and/or links on Borrower’s web site) to all reports on Form 8-K filed with the SEC, and copies of (or access to, via posting and/or links on Borrower’s web site) all other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any of the functions of the SEC or with any national securities exchange; and

(k) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as the Lenders may from time to time reasonably request;

provided, that upon and following the occurrence of a Qualified IPO of Borrower or any of its Subsidiaries, Borrower covenants and agrees that neither Borrower, nor any other Person acting on its behalf, will provide any Lender or its Representatives with any information that Borrower believes constitutes material non-public information, unless prior thereto such Lender shall have confirmed to Borrower in writing that it consents to receive such information. Borrower understands and confirms that each Lender shall be relying on the foregoing covenant in effecting transactions in securities of Borrower.

Section 8.02. Notices of Material Events. Borrower will furnish to the Lenders written notice of the following promptly after a Responsible Officer first learns of the existence of:

(a) the occurrence of any Default;

(b) the occurrence of any event with respect to any Obligor’s Property resulting in a Loss, to the extent not covered by insurance, aggregating $500,000 (or the Equivalent Amount in other currencies) or more;

(c) (i) any proposed Acquisition by any Obligor that would reasonably be expected to result in environmental liability under Environmental Laws, and (ii)(A) spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Material required to be reported to any Governmental Authority under applicable Environmental Laws, and (B) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or threatened in writing against or affecting Borrower or any of its Subsidiaries or with respect to the ownership, use, maintenance and operation of their respective businesses, operations or properties, relating to Environmental Laws or Hazardous Material;

(d) the assertion of any environmental matter by any Person against, or with respect to the activities of, Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations which would reasonably be expected to involve damages in excess of $500,000 other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

(e) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or directly affecting Borrower or any of its Subsidiaries that, would reasonably be expected to result in a Material Adverse Effect;

(f) (i) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (ii) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(g) (i) the termination of any Material Agreement; (ii) the receipt by Borrower or any of its Subsidiaries of a notice under any Material Agreement (and a copy thereof) asserting a default by Borrower or any of its Subsidiaries where such alleged default would permit such counterparty to terminate such Material Agreement; (iii) the entering into any new Material Agreement by an Obligor (and a copy thereof); or (iv) any material amendment to a Material Agreement that would be adverse in any material respect to the Lenders (and a copy thereof) (which includes, but is not limited to, any amendments to provisions relating to pricing and term), provided that notices required under this subsection (g) may be delivered with Borrower’s monthly Compliance Certificate unless any of the foregoing events would reasonably be expected to have a Material Adverse Effect;

(h) any product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued by Borrower or any of its Subsidiaries or its suppliers, whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product, or any basis for undertaking or issuing any such action or item;

(i) any infringement or other violation by any Person of any Obligor Intellectual Property that would reasonably be expected to result in a Material Adverse Effect;

(j) a licensing agreement or arrangement entered into by Borrower or any of its Subsidiaries in connection with any infringement or alleged infringement of the Intellectual Property of another Person;

(k) any claim by any Person that the conduct of any Obligor’s (or any Subsidiary thereof) business, including the development, manufacture, use, sale or other commercialization of any Product, infringes any Intellectual Property of such Person, except to the extent any such claim would not reasonably be expected to result in a Material Adverse Effect;

(l) any event, circumstance, act or omission that would cause any representation or warranty contained in Section 7.19 to be incorrect in any material respect if such representation or warranty were to be made at the time the applicable Obligor or Subsidiary thereof learned of such event, circumstance, act or omission;

(m) the reports and notices as required by the Security Documents;

(n) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to Section 8.01, notice of any material change in accounting policies or financial reporting practices by the Obligors;

(o) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving an Obligor;

(p) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

(q) concurrently with the delivery of financial statements under Section 8.01(a)(ii), the creation or other acquisition of any Intellectual Property by Borrower or any Subsidiary after the date hereof and during such prior fiscal year which is registered or becomes registered or the subject of an application for registration with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority;

(r) (i) the taking of any steps by an Obligor or any Governmental Authority to terminate any Employee Plan (wholly or in part) that would result in any Obligor being required to make an additional contribution to the Employee Plan, or (ii) the taking of any action by any Person or the occurrence of any event with respect to any Employee Plan or Statutory Plan that would reasonably be expected to (A) give rise to a Lien under any applicable law, (B) result in an increase in the liability of an Obligor over, or the incurrence by an Obligor of any liability in addition to, the liability of the Obligor before the action was taken or the event occurred, (C) result in a fine, a penalty or any increase in the contingent liability of any Obligor under any Welfare Plan with respect to any benefit after termination of employment or retirement, in any case, or (D) have a Material Adverse Effect; and

(s) any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to the Lenders an updated Schedule 7 to the Security Documents setting forth a complete and correct list of all such accounts as of the date of such change.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03. Existence; Maintenance of Properties, Etc.

(a) It will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

(b) If Borrower shall be in default under the Borrower Lease, Borrower shall permit the Lenders to cause the default or defaults under the Borrower Lease to be remedied.

(c) It shall, and shall cause each of its Subsidiaries to, maintain and preserve all rights, licenses, permits, privileges and franchises material to the conduct of its business, and maintain and preserve all of its properties necessary to the conduct of its business in good working order and condition, ordinary wear and tear and damage from casualty or condemnation excepted.

(d) It shall, and shall cause each of its Subsidiaries to, (i) maintain in full force and effect, and pay all costs and expenses relating to, all Material Intellectual Property owned or controlled by it or such Subsidiary and all Material Agreements, (ii) aggressively pursue any infringement or other violation by any Person of its Material Intellectual Property, except in any specific circumstances where both (x) it or such Subsidiary is able to demonstrate that it is not commercially reasonable to do so and (y) where not doing so does not materially adversely affect any Product, and (iii) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for all new Material Intellectual Property developed or controlled by it.

(e) It shall, and shall cause each of its Subsidiaries to, take all actions reasonably necessary to obtain, maintain in full force and effect and preserve, and take all necessary action to timely renew, (i) all material Regulatory Authorizations for each Product and (ii) all other all Permits and accreditations that are necessary in the proper conduct of its business.

(f) It shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to cause each new employee and contractor to execute and deliver a customary confidentiality, non-disclosure and Intellectual Property assignment agreement that includes a waiver of moral rights.

Section 8.04. Payment of Obligations. It will, and will cause each of its Subsidiaries to, pay and discharge (i) all federal income and other material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien (other than a Permitted Lien) upon any properties or assets of Borrower or any Subsidiary, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against substantially in accordance with GAAP, (ii) all lawful claims which, if unpaid, would by Law become a Lien upon its Property not constituting a Permitted Lien and (iii) all other obligations if the failure to discharge such obligation would reasonably be expected to result in a Material Adverse Effect.

Section 8.05. Insurance. At its own cost and expense, Borrower shall obtain and maintain insurance of the kinds, and in the amounts, set forth below, it being understood and agreed that the insurance held by Borrower on the Closing Date is deemed to fulfill this requirement on the date hereof:

(a) All Risks of Physical Loss Insurance. Borrower will maintain insurance against loss, destruction or damage to its properties and assets (including the Collateral) as determined by Borrower in its good faith business judgment to be customary for companies similar to Borrower.

(b) Commercial General Liability Insurance. Borrower will maintain commercial general liability insurance covering bodily injury, death, property damage, products liability in such amounts as are generally required by institutional lenders for businesses and assets comparable to the business and assets of Borrower, but in any event for a combined single limit of at least $1,000,000 per occurrence and $2,000,000 in the aggregate.

(c) Workers Compensation Insurance. Borrower will maintain statutory workers’ compensation insurance with respect to any work performed on or about the property or assets of Borrower.

(d) General Requirements. All of the insurance policies required pursuant to this Section 8.05 will (i) be issued by financially sound and reputable insurers with a rating of at least “A” or better by both Standard & Poor’s Ratings Service and Moody’s Investors Service (or such other credit rating agencies as may be designated by the Agent) or a general policy rating of “A-” or better and a financial class of VIII or better by A.M. Best Company, Inc., (ii) name the Lenders as a “loss payee,” “additional insured” or “mortgagee,” as applicable, and (iii) provide for 30 days’ prior written notice (10 days’ prior written notice from Borrower for nonpayment of premium) to the Lenders before such policy is canceled or terminated. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Lenders to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Borrower (payable on demand). The amount of any such expenses shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.” All of the insurance policies required hereby will be evidenced by one or more certificates of insurance delivered to the Lenders on or before the Closing Date and at such other times as the Lenders may request from time to time.

Section 8.06. Books and Records; Inspection Rights. It will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. It will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lenders, upon reasonable prior notice and at reasonable times, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and with reasonable advance notice (but not more often than once a year unless an Event of Default has occurred and is continuing) as the Lenders may request. It will, and will cause each of its Subsidiaries to, pay all costs of all such inspections.

Section 8.07. Compliance with Laws and Other Obligations. It will, and will cause each of its Subsidiaries to, (i) comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property (including Environmental Laws) and (ii) comply in all material respects with all terms of Indebtedness and all other Material Agreements, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 8.08. Licenses. It shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 8.09. Action under Environmental Laws. It shall, and shall cause each of its Subsidiaries to, upon becoming aware of the release of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition, in each case in material compliance with applicable Environmental Laws.

Section 8.10. Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.05. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 8.11. Certain Obligations Respecting Subsidiaries; Further Assurances.

(a) Subsidiaries. It will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries are “Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary, it and its Subsidiaries will promptly and in any event within 15 days (or such longer time as consented to by the Majority Lenders in writing) of the formation or acquisition of such Subsidiary:

(i) cause such new Subsidiary to become a “Guarantor” hereunder, and a “Grantor” under the Security Documents, pursuant to a Guarantee Assumption Agreement;

(ii) take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the personal Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder;

(iii) to the extent that the parent of such Subsidiary is not a party to the Security Documents or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Documents and this Agreement, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Lenders, in respect of all outstanding issued shares of such Subsidiary; and

(iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as the Majority Lenders shall have requested.

(b) Further Assurances. It will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested in writing by the Majority Lenders to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, it will, and will cause each Person that is required to be a Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested in writing by the Majority Lenders to create, in favor of the Lenders, perfected security interests and Liens in substantially all of the personal Property, including any Intellectual Property, of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

Section 8.12. Termination of Non-Permitted Liens. In the event that Borrower or any of its Subsidiaries shall become aware or be notified by the Lenders of the existence of any outstanding Lien against any Property of Borrower or any of its Subsidiaries, which Lien is not a Permitted Lien, Borrower shall use its best efforts to promptly terminate or cause the termination of such Lien.

Section 8.13. Employee Plans. It shall perform all of its obligations under and in respect of each Employee Plan and Statutory Plan and shall remit or pay all payments, contributions and premiums that it is required to remit or pay to or in respect of each Employee Plan and Statutory Plan, all in a timely way in accordance with the terms of the terms of the applicable plan and all applicable law.

Section 8.14. Non-Consolidation. Borrower will and will cause each of its Subsidiaries to (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

Section 8.15. Anti-Terrorism and Anti-Corruption Laws. No Obligor shall engage in any transaction that violates any of the applicable prohibitions set forth in any Economic Sanctions Law, Anti-Terrorism Law, the US Foreign Corrupt Practices Act of 1977 (15 USC. §§ 78dd-1 et seq.), the Corruption of Foreign Public Officials Act (Canada) (S,C. 1998, c. 34), or any other Applicable Laws applicable to such Obligor. None of the funds or assets of such Obligor or any Subsidiary that are used to repay the Loans shall constitute property of, or shall be beneficially owned by, any Designated Person or be the direct proceeds derived from any transactions that violate the prohibitions set forth in any applicable Economic Sanctions Law, and no Designated Person shall have any direct or indirect interest in such Obligor insofar as such interest would violate any Economic Sanctions Laws applicable to such Obligor.

Section 8.16. Required Milestones. On or before September 30, 2017, Borrower will have achieved at least two of the following milestones:

(a) at least one patient shall have been enrolled in a Phase I clinical trial developing ZW25 for an indication targeting HER2 expressing tumors; and/or

(b) at least one patient shall have been enrolled in a Phase I clinical trial developing ZW33 for an indication targeting HER2 expressing tumors; and/or

(c) enter into a Collaboration Agreement with a publicly traded pharmaceutical or biotechnology company with a market capitalization greater than $10,000,000,000 that is reasonably expected to result in aggregate payments (including upfront fees, deferred payments and milestone payments) in excess of $100,000,000; provided that the Lenders hereby acknowledge that the Collaboration Agreement referred to in Schedule 6.02(a) satisfies this milestone.

Section 8.17. Qualified IPO. Borrower shall complete a Qualified IPO on or before December 31, 2017.

Section 8.18. Minimum Liquidity. Borrower shall ensure that Borrower and its Subsidiaries shall have aggregate Liquidity in excess of $3,000,000 as of the last day of each calendar month. Each measurement of Liquidity hereunder shall be in Dollars and shall be determined based on the Exchange Rate in effect on the last day of each calendar month to the extent Liquidity shall include any amounts denominated in Canadian Dollars.

Section 8.19. Post-Closing Covenant. Borrower shall comply with the obligations set forth on Schedule 8.19 within the periods set forth therein.

Section 8.20. Certain Payments. Upon the occurrence of an Event of Default and at all times thereafter until the Obligations (other than the Warrant Obligations and contingent indemnification obligations for which no claim has been made) have been paid in full in cash, Borrower shall instruct each counterparty to a Collaboration Agreement to direct all payments made pursuant to such Collaboration Agreement to a bank account which is subject to a control agreement in favor of the Lenders.

ARTICLE 9.

NEGATIVE COVENANTS

Each Obligor covenants and agrees with the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than Warrant Obligations and inchoate indemnity obligations) have been paid in full indefeasibly in cash:

Section 9.01. Indebtedness. It will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a) the Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 7.13A and Permitted Refinancings thereof;

(c) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for substantially in accordance with GAAP;

(d) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by it or any of its Subsidiaries in the Ordinary Course of Business;

(e) Indebtedness of an Obligor to the extent the same is permitted as an Investment pursuant to Section 9.05;

(f) Guarantees by any Obligor of Indebtedness of any other Obligor;

(g) Purchase money and capital lease financing; provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $1,000,000 (or the Equivalent Amount in other currencies) at any time;

(h) Indebtedness in respect of any agreement providing for treasury, depositary, or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions, securities settlements, foreign exchange contracts, assumed settlement, netting services, overdraft protections and other cash management, intercompany cash pooling and similar arrangements, in each case in the Ordinary Course of Business;

(i) Indebtedness of the type permitted by Section 9.01(g) or consisting of letters of credit, in each case assumed or otherwise acquired in connection with a Permitted Acquisition, so long as the aggregate principal amount of all such acquired Indebtedness does not exceed $2,500,000;

(j) unsecured obligations under bona fide time-based licenses of Borrower or any Subsidiary in the Ordinary Course of Business;

(k) advance or deposits from customers or vendors received in the Ordinary Course of Business and held with a deposit bank insured by the Federal Deposit Insurance Corporation;

(l) unsecured Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any bona fide warranty or contractual service obligations or performance in the Ordinary Course of Business;

(m) unsecured Indebtedness consisting of (i) the bona fide financing of insurance premiums or self-insurance obligations (which must be commercially reasonable and consistent with insurance practices generally) or (ii) take-or-pay obligations contained in supply or similar agreements, in each case, in the Ordinary Course of Business;

(n) any indemnification, purchase price adjustment, earn-outs, milestones, royalties, or similar obligations incurred in connection with Investments permitted by Section 9.03(d) (but subject to the same monetary limits as described in Section 9.03(d));

(o) other unsecured Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding;

(p) unsecured workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case incurred in the Ordinary Course of Business;

(q) Subordinated Debt;

(r) Indebtedness under any credit cards in an aggregate amount not to exceed $250,000;

(s) Indebtedness under any letters of credit in an aggregate amount not to exceed $250,000, issued for the account of Borrower in connection with a real property lease of Borrower;

(t) Indebtedness under (l) or (m) of the definition of “Indebtedness” arising out of any Permitted License, Collaboration Agreement or Permitted Commercialization Agreement; or

(u) Indebtedness approved in advance in writing by the Majority Lenders.

Section 9.02. Liens. It will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Property now owned by it, except:

(a) Liens securing the Obligations;

(b) any Lien on any Property of Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 7.13B; provided that (i) no such Lien shall extend to any other Property of Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens securing Indebtedness permitted under Section 9.01(g); provided that such Liens are restricted solely to the collateral described in Section 9.01(g);

(d) Liens imposed by law which were incurred in the Ordinary Course of Business, including (but not limited to) carriers’, warehousemen’s, landlords’ and mechanics’ liens, liens relating to leasehold improvements and other similar liens arising in the Ordinary Course of Business and which (i) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (ii) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required substantially in accordance with GAAP;

(e) Liens, pledges or deposits made in the Ordinary Course of Business in connection with bids, contracts, leases, appeal bonds, workers’ compensation, unemployment insurance or other similar social security legislation;

(f) Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(g) servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(h) with respect to any real Property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such Property by the original owner of such real Property pursuant to applicable Laws; (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (i), (ii) and (iii), are not material, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the Ordinary Course of Business of any of the Obligors; and (iv) leases or subleases granted in the Ordinary Course of Business;

(i) bankers liens, rights of setoff and similar Liens incurred on deposits made in the Ordinary Course of Business;

(j) Liens consisting of deposits of cash or treasury securities collateralizing and/or securing the obligations of Borrower under letters of credit issued for the account of Borrower in connection with a real Property lease; provided, that any such deposit shall not exceed 110% of the face amount of the applicable letter of credit; provided, further, that the aggregate face amount of such letters of credit shall not exceed $250,000 at any time;

(k) non-exclusive licenses or sublicenses, leases or subleases of property (other than real Property or Intellectual Property) granted in the Ordinary Course of Business or as approved by Borrower’s board of directors, if the leases, subleases, licenses and sublicenses do not prohibit an Obligor from granting Control Agent or any Lender a security interest in such property;

(l) Liens in connection with transfers permitted under Section 9.09;

(m) Liens the creation of which did not involve Borrower’s or its Subsidiaries’ consensual participation or involvement encumbering assets not to exceed $50,000 in the aggregate in any fiscal year;

(n) cash collateral accounts serving as collateral in connection with Indebtedness permitted under Section 9.01(i);

(o) any judgment lien or lien arising from decrees or attachments not constituting an Event of Default; and

(p) Permitted Licenses (including those granted in connection with Collaboration Agreements or Permitted Commercialization Agreements) solely to the extent that such Permitted License would constitute a Lien;

provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b) through (o) shall apply to any Material Intellectual Property.

Section 9.03. Fundamental Changes and Acquisitions. It will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation, including without limitation, a reverse-triangular merger, or other similar transaction or series of related transactions, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) make any Acquisition, except:

(a) Investments permitted under Section 9.05(e);

(b) the sale, lease, transfer or other disposition by any Guarantor of any or all of its Property (upon voluntary liquidation or otherwise) to Borrower or any other Obligor;

(c) the sale, transfer or other disposition of the capital stock of any Guarantor to Borrower or any other Obligor;

(d) Permitted Acquisitions for an aggregate consideration not to exceed:

(i) prior to the occurrence of a Qualified IPO, the sum of (x) $5,000,000 in cash in any fiscal year plus (y) any consideration in the form of equity contributions and/or equity issuances with a fair market value not to exceed $20,000,000 in the aggregate; and

(ii) following the occurrence of a Qualified IPO, the sum of (x) $5,000,000 in cash in any fiscal year plus (y) any consideration in the form of equity contributions and/or equity issuances;

(e) the merger, amalgamation or consolidation of any Obligor with or into any other Obligor, provided that if Borrower is a party to such merger, amalgamation or consolidation, Borrower shall be the surviving entity;

(f) the Obligors may enter into Permitted Commercialization Arrangements;

(g) transactions set forth on Schedule 9.03, which shall include any earn-outs, milestones, royalties, purchase price adjustments and other similar payments; and

(h) Borrower may liquidate, wind up or dissolve Zymeworks Biochemistry Inc. (or Zymeworks Biochemistry Inc. may suffer a liquidation or dissolution) so long as such liquidation, winding up or dissolution does not result in a Material Adverse Effect and the assets of Zymeworks Biochemistry Inc. are conveyed or transferred to Borrower or a Guarantor.

Section 9.04. Lines of Business. It will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the date hereof by Borrower or any Subsidiary thereof, or a business reasonably related, incidental or complimentary thereto or reasonable extensions thereof.

Section 9.05. Investments. It will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 9.05;

(b) operating deposit accounts with banks;

(c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the Ordinary Course of Business;

(d) Permitted Cash Equivalent Investments;

(e) Investments by Borrower or a Subsidiary in any Subsidiary Guarantor or any Subsidiary acquired in a Permitted Acquisition;

(f) Hedging Agreements entered into in the ordinary course of Borrower’s financial planning solely to hedge interest rate risks (and not for speculative purposes) in respect of Permitted Indebtedness;

(g) Investments consisting of prepaid expenses, negotiable instruments held for collection or deposit, security deposits with utilities, landlords and other like Persons, and deposits in connection with workers compensation and similar deposits, in each case made in the Ordinary Course of Business;

(h) forgivable and non-forgivable employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $250,000 outstanding at any time (or the Equivalent Amount in other currencies);

(i) Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(j) Investments as part of a Permitted Commercialization Arrangement, provided that the value of the cash and tangible property components of such Investment shall not exceed $2,500,000 in the aggregate at any time outstanding (or such higher threshold as consented to by Majority Lenders, such consent not to be unreasonably withheld) for all such Permitted Commercialization Arrangements taken together;

(k) other Investments in an aggregate principal amount not to exceed $250,000 at any time outstanding; and

(l) Investments permitted under Section 9.03.

Section 9.06. Restricted Payments. It will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, other than:

(a) dividends with respect to any capital stock of Borrower or any of its Subsidiaries payable solely in additional shares of its common stock;

(b) any purchase, redemption, retirement, or other acquisition by Borrower or any of its Subsidiaries of shares of its capital stock or other Equity Interests with the proceeds received from a substantially concurrent issue of new shares of its capital stock or other Equity Interests;

(c) for payments pursuant to employee stock plans in an aggregate amount not to exceed the sum of $250,000 per fiscal year;

(d) dividends paid by any Subsidiary Guarantor to any other Obligor; and

(e) cashless exercises of options and warrants.

Section 9.07. Payments of Indebtedness. It will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Material Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness (other than Subordinated Debt except as provided for in any subordination agreement governing such Subordinated Debt) and (iii) repayment of intercompany Indebtedness permitted in reliance upon Section 9.01(e).

Section 9.08. Change in Fiscal Year. Without at least 30 days’ prior written notice, it will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the date hereof, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of Borrower.

Section 9.09. Sales of Assets, Etc. It will not, and will not permit any of its Subsidiaries to, sell, lease, exclusively license (in terms of geography or field of use), as a licensor, transfer or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries), or forgive, release or compromise any amount owed to Borrower or any of its Subsidiaries, in each case, in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a) transfers of cash in the Ordinary Course of Business for equivalent value;

(b) sales or leases of inventory in the Ordinary Course of Business on ordinary business terms;

(c) the forgiveness, release or compromise of any amount owed to Borrower or any of its Subsidiaries in the Ordinary Course of Business;

(d) entering into, or becoming bound by, a Permitted License (including those granted in connection with Collaboration Agreements or Permitted Commercialization Agreements) to the extent not otherwise prohibited by this Agreement;

(e) transfers of Property between Obligors;

(f) a sale, lease, exclusive license, transfer or other disposition (including by way of abandonment or cancellation) of any Property that is obsolete or worn out or no longer used or useful in connection with the business of Borrower and its Subsidiaries;

(g) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the Ordinary Course of Business and not as part of a financing transaction;

(h) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(i) dispositions resulting from Casualty Events;

(j) the disposition of other property in the aggregate amount not to exceed $750,000 in any Fiscal Year; and

(k) any transaction permitted under Section 9.02, 9.03, 9.05 and 9.21.

Section 9.10. Transactions with Affiliates. It will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions between or among Borrower or any of its Subsidiaries;

(b) any transaction permitted under Section 9.01, 9.05, 9.06 or 9.09;

(c) customary compensation and indemnification of, and other employment arrangements with, directors, officers and employees of Borrower or any Subsidiary in the Ordinary Course of Business;

(d) transactions upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate; and

(e) the transactions set forth on Schedule 9.10.

Section 9.11. Restrictive Agreements. It will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than (i) restrictions and conditions imposed by law or by the Loan Documents, (ii) Restrictive Agreements listed on Schedule 7.15; (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (iv) any stockholder agreement, charter, by laws or other organizational documents of Borrower or any Subsidiary as in effect on the date hereof, or (v) limitations associated with Permitted Liens.

Section 9.12. Organizational Documents, Material Agreements.

(a) It will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of any Organizational Document that would be reasonably expected to adversely affect the Lenders in any material respect without the prior written consent of the Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) It (i) will not, and will not permit any of its Subsidiaries to, enter into any material waiver, amendment or modification of any Material Agreement (including, but not limited to, any amendments to provisions relating to pricing and term) that would be reasonably expected to adversely affect the Lenders in any material respect, (ii) will not, and will not permit any of its Subsidiaries to, terminate any Material Agreement and (iii) will use commercially reasonable efforts, and will ensure that each of its Subsidiaries will use commercially reasonable efforts, to ensure that no Material Agreement is terminated by any counterparty thereto prior to its stated date of expiration (unless such terminated Material Agreement is replaced with another agreement(s) that, viewed as a whole, is on the same or better terms for Borrower or such Subsidiary) without, in each case, the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) It will not, and will not permit any of its Subsidiaries to enter into any material waiver, amendment or modification of any Collaboration Agreement (including, but not limited to, any amendments to provisions relating to pricing and term) except, the Collaboration Agreements may be waived, amended, modified or terminated, so long as (i) no Default or Event of Default shall have occurred and is continuing, (ii) the result of such waiver amendment, modification or termination would not be reasonably expected to result in a Material Adverse Effect and (iii) the Borrower shall provide the Lenders with 30 days’ prior written notice of any such waiver, amendment, modification or termination; provided that only one of the Specified Collaboration Agreement may be terminated during the term of this Agreement unless otherwise consented to by the Majority Lenders, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 9.13. Province of Quebec. No Obligor shall acquire or maintain any property in the Province of Quebec that is valued in an aggregate amount in excess of $1,000,000 unless such Obligor provides the Lenders with a first priority perfected security interest pursuant to the laws thereunder.

Section 9.14. Sales and Leasebacks. Except as permitted by Section 9.01(g), it will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any Property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Borrower or such Subsidiary intends to use for substantially the same purposes as Property which has been or is to be sold or transferred.

Section 9.15. Hazardous Material. It will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply would not reasonably be expected to result in a Material Adverse Change.

Section 9.16. Accounting Changes. Without at least 30 days’ prior written notice to the Lenders, it will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

Section 9.17. Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that would result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect. Neither Borrower nor any Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan that would have a Material Adverse Effect.

Section 9.18. [Intentionally Omitted.]

Section 9.19. Deposit Accounts. It will not, and will not permit any of its Subsidiaries to, establish or maintain any bank account that is not a Deposit Account over which the Lenders have a first priority perfected security interest and will not, and will not permit any of its Subsidiaries to, deposit proceeds in a bank account that is not a Deposit Account over which the Lenders have a first priority perfected security interest.

Section 9.20. Pensions and Other Plans. It shall not, without the prior written consent of the Lenders (which consent shall not be unreasonably withheld):

(a) establish or contribute to or otherwise participate in any Employee Plan which would be a defined benefit plan or multi-employer plan once created;

(b) acquire an interest in any Person if such Person sponsors, administers, participates in or has any liability in excess of $500,000 in respect of any defined-benefit pension plan or multiemployer plan; or

(c) terminate or cause to be terminated any defined-benefit pension plan if such defined-benefit plan would have a windup deficiency on termination.

Section 9.21. Outbound Licenses. It will not, and will ensure that its Subsidiaries will not, enter into or become bound by any outbound license or agreement unless such outbound license or agreement is a Permitted License.

Section 9.22. Inbound Licenses. It will not, and will ensure that its Subsidiaries will not, enter into or become bound by any inbound license or agreement (other than Permitted Licenses) unless (i) no Default or Event of Default has occurred and is continuing, (ii) such Obligor has provided written notice to the Lenders of the material terms of such license or agreement with a description of its anticipated and projected impact on such Obligor’s business or financial condition, and (iii) such Obligor has taken such commercially reasonable actions as the Lenders may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for the Lenders to be granted a valid and perfected security interest in such license or agreement allowing the Lenders to fully exercise their rights under any of the Loan Documents in the event of a disposition or liquidation of the rights, assets or property that is the subject of such license or agreement; provided that prior to the occurrence of a Qualified IPO, the aggregate consideration paid for all such inbound licenses pursuant to this Section 9.22 shall not exceed an amount equal to $7,500,000 per fiscal year.

ARTICLE 10.

EVENTS OF DEFAULT

Section 10.01. Events of Default. Each of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b) any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 10.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(c) any representation or warranty made by or on behalf of Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier; or

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, 8.03(a) (with respect to Borrower’s existence), 8.10, 8.11, 8.13, 8.14, 8.15, 8.18, 8.19 or 9; or

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, if such failure shall continue unremedied for a period of 30 or more days; or

(f) any Obligor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness; or

(g) any material breach of, or “event of default” or similar event by any Obligor under, any Material Agreement shall occur, which would give the counterparty to such Material Agreement the right to terminate such Material Agreement pursuant to the terms thereof (after giving effect to any applicable grace or cure period and provided that such material breach, “event of default” or similar event is not being contested in good faith with reasonable basis by such Obligor), to the extent that the counterparty to such Material Agreement has not waived such material breach, “event of default” or similar event; or

(h) (i) any material breach of, or “event of default” or similar event under, the documentation governing any Material Indebtedness shall occur and such breach or “event of default” or similar event shall continue unremedied, uncured or unwaived after a period of five (5) Business Days after the expiration of any cure period thereunder, or (ii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 10.01(h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Material Indebtedness; or

(i) any Obligor:

(i) becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii) commits an act of bankruptcy or makes an assignment of its Property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv) applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its Property; or

(v) takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 10.01(i) or Section 10.01(j), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof; or

(j) any petition is filed, application made or other proceeding instituted against or in respect of Borrower or any Subsidiary:

(i) seeking to adjudicate it as insolvent;

(ii) seeking a receiving order against it;

(iii) seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv) seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its Property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of 45 days after the institution thereof;

provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided, further, that if Borrower or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply; or

(k) any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 10.01(i) or (j); or

(l) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (or the Equivalent Amount in other currencies) (excluding any amounts covered by insurance as to which the applicable carrier has accepted coverage) shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment; or

(m) an ERISA Event shall have occurred that, in the opinion of the Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $750,000 for all periods until repayment of all Obligations (other than Warrant Obligations); or

(n) a Change of Control shall have occurred; or

(o) any event or circumstance occurs that results in a Material Adverse Change; or

(p) (i) any Lien created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the applicable Collateral in favor of the Lenders, free and clear of all other Liens (other than Permitted Liens) except due to the action or inaction of the Lenders, (ii) except for expiration in accordance with its terms, the Security Documents or any Guarantee of any of the Obligations shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations, or the enforceability thereof, shall be repudiated or contested by any Obligor; or

(q) any injunction, whether temporary or permanent, shall be rendered against any Obligor that prevents the Obligors from selling or manufacturing the Product or its commercially available successors, or any of their other material and commercially available products in the United States for more than 45 consecutive calendar days; or

(r) (i) the FDA or any other Governmental Authority (A) issues a letter or other communication asserting that any Product lacks a required Product Authorization, including in respect of CE marks or 510(k)s, or (B) initiates enforcement action against, or issues a warning letter with respect to, any Obligor, or any of their Products or the manufacturing facilities therefor, that causes any Obligor or Subsidiary thereof to discontinue marketing or withdraw any of its material Products, or causes a delay in the manufacture of any of its material

Products, which discontinuance, withdrawal or delay would reasonably be expected to last for more than 60 days, (ii) there is a recall of any Product that has generated or is expected to generate an aggregate amount of revenue equal to at least $500,000 over any consecutive twelve (12) month period, or (iii) any Obligor or Subsidiary thereof enters into a settlement agreement with the FDA or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, in excess of $500,000; or

(s) Any material Permit relating to any Product (including all Product Authorizations), or any of the Obligors’ or their Subsidiaries’ material rights or interests thereunder, is terminated, adversely amended or otherwise determined to be ineffective in any manner adverse to any of the Products or Obligors or Subsidiaries.

Section 10.02. Remedies.

(a) Upon the occurrence of any Event of Default, then, and in every such event (other than an Event of Default described in Section 10.01(i), (j) or (k)), and at any time thereafter during the continuance of such event, the Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(b) Upon the occurrence of any Event of Default described in Section 10.01(i), (j) or (k), the Commitments shall automatically terminate and the principal amount of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (in the case of the Loans, at the Redemption Price therefor), without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(c) If any Lender collects any money or property pursuant to this Article 10, they shall pay out the money or property in the order set forth in Section 4.01(b)(ii).

Section 10.03. Prepayment Premium and Redemption Price. For the avoidance of doubt, the Prepayment Premium (as a component of the Redemption Price) shall be due and payable at any time the Loans become due and payable prior to the Stated Maturity Date for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 10.02(a), or automatically, in accordance with Section 10.02(b)), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing). In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the

Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, the Prepayment Premium shall be due and payable upon such date. Each Obligor hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. The Obligors and the Lenders acknowledge and agree that any Prepayment Premium due and payable in accordance with this Agreement shall not constitute unmatured interest, whether under Section 5.02(b)(3) of the Bankruptcy Code or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.

ARTICLE 11.

GUARANTEE

Section 11.01. The Guarantee. The Guarantors hereby jointly and severally guarantee to each Lender, and its successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans, all fees and other amounts and Obligations from time to time owing to any Lender by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02. Obligations Unconditional. The obligations of the Guarantors under Section 11.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, any Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 11.03. Reinstatement. The obligations of the Guarantors under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 11.04. Subrogation. The Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations (other than Warrant Obligations) and the expiration and termination of the Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 11.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and the Lenders, on the other hand, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 11 constitutes an instrument for the payment of money, and consents and agrees that each Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

Section 11.07. Continuing Guarantee. The guarantee in this Section 11 is a continuing guarantee, and shall apply to all Guaranteed Obligations (other than Warrant Obligations) whenever arising.

Section 11.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 11.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 11 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 11.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Closing Date, as of such date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

Section 11.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.01 would otherwise, taking into account the provisions of Section 11.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE 12.

ADDITIONAL AGREEMENTS

Section 12.01. Board Observer Rights. Upon the occurrence of an Event of Default and at all times thereafter until the Obligations (other than the Warrant Obligations and contingent indemnification obligations for which no claim has been made) have been paid in full in cash, Borrower and its Subsidiaries shall permit one individual selected by the Lenders to represent all of the Lenders (the “Observer”) to attend and observe (but not vote) at all meetings of Borrower’s (or any Subsidiary’s, as applicable) board of directors or similar governing body (the “Board”) or any committee thereof (each a “Committee”), whether in person, by telephone or otherwise as requested by the Observer. Borrower and such Subsidiaries shall notify the Observer in writing at the same time as furnished to members of the applicable Board or Committee of (i) the date and time for each general or special meeting of any such Board or Committee and (ii) the adoption of any resolutions or actions by any such Board or any such Committee by written consent (describing, in reasonable detail, the nature and substance of such action). Borrower and each of its Subsidiaries shall concurrently deliver to the Observer all notices and any materials delivered to the official members of such Board or Committee in connection with a meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent. The Observer shall be free prior to such meeting or adoption by written consent to contact members of any applicable Board or Committee and discuss the pending actions to be taken. Notwithstanding the foregoing, the Observer shall not be entitled to receive materials relating to, or be in attendance for any discussions relating to topics which (x) are subject to attorney client privilege, or (y) present a conflict of interest for the Observer. With respect to the Observer’s attendance at any such board meeting, or obtaining any materials of such meetings, the Observer shall execute a confidentiality agreement, in form and substance reasonably satisfactory to Borrower, and agree to be bound by the same duties of confidentiality as if the Observer were a member of the Board or Committee of Borrower or the applicable Guarantor.

ARTICLE 13.

MISCELLANEOUS

Section 13.01. No Waiver. No failure on the part of the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 13.02. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or electronic mail) delivered, if to Borrower, another Obligor or the Lenders, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy or electronic mail shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

Section 13.03. Expenses, Indemnification, Etc.

(a) Expenses. Borrower agrees to pay or reimburse (i) the Lenders for all of their reasonable and documented out of pocket costs and expenses (including the reasonable fees and expenses of Chapman and Cutler LLP and Miller Thomson LLP, special counsel to the Lenders, and any sales, goods and services or other similar Taxes applicable thereto, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans (exclusive of post-closing costs), (y) post-closing costs and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) the Lenders for all of their documented out of pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that, so long as the first Borrowing is made, then such fees shall be credited from the fees paid by Borrower pursuant to the Proposal Letter.

(b) Indemnification. Borrower hereby indemnifies the Lenders, their Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Borrower, Borrower’s Subsidiaries and all Affiliates of the foregoing and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. This Section shall not apply to Taxes other than Taxes relating to a non-Tax Claim or Loss governed by this Section 13.03(b).

Section 13.04. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or any other Loan Document (except for the Warrant Certificates, which may be amended, modified, waived or supplemented in accordance with the terms of thereof) may be amended, modified, waived or supplemented only by an instrument in writing signed by Borrower and the Majority Lenders; provided that any such amendment, modification, waiver or supplement that is disproportionally adverse to any Lender as compared to the other Lenders or subjects any Lender to any additional obligation, shall not be effective without the consent of such affected Lender; provided, further, that the consent of all the Lenders shall be required to:

(a) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans, reduce the fees payable hereunder, reduce interest rates or other amounts payable with respect to the Loans, extend any date fixed for payment of principal, interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans;

(b) increase or extend the term of the Commitments;

(c) amend the provisions of Section 6;

(d) amend, modify, discharge, terminate or waive any Security Document if the effect is to release a material part of the Collateral subject thereto otherwise than pursuant to the terms hereof or thereof;

(e) release any Guarantor under this Agreement; or

(f) amend the definition of “Majority Lender” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision of this Section 13.04.

Section 13.05. Successors and Assigns.

(a) General. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Obligor may assign or transfer its rights or obligations hereunder or under any other Loan Document to which it is a party without the consent of the Lenders. So long as no Event of Default has occurred and is continuing, no Lender may assign, in whole or in part, its rights or obligations hereunder to any direct competitor of Borrower.

(b) Amendments to Loan Documents; Majority Lender Vote. Each of the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made by any Lender (or any direct or indirect assignee thereof) from time to time under this Section 13.05.

(c) Register. In the event of any assignment pursuant to this Section 13.05, each Lender, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a register for the recordation of the name and address of any assignee of any Lender and the Commitment and outstanding principal amount (and stated interest) of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything herein to the contrary, any assignment of the Loans shall be effective only upon appropriate entries with respect thereto being made in the Register.

(d) Participations and Other Exposure Transfers. Any of Lenders may at any time, without the consent of, or notice to, Borrower, sell participations or to otherwise transfer its Loan Exposure to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with Lenders in connection therewith.

(e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. Borrower agrees that each Participant shall be entitled to the benefits of Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(e) (it being understood that the documentation required under Section 5.03(e) shall be delivered to Borrower and the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.05(a), provided that such Participant (A) agrees to be subject to the provisions of Section 5.03(g) as if it were an assignee under Section 13.05(a); and (B) shall not be entitled to receive any greater payment under Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were a Lender.

(f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.

(g) Certain Pledges. Subject to Section 13.05(d), the Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank or another central bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

Section 13.06. Survival. The obligations of Borrower under Sections 5.01, 5.02, 5.03, 13.03, 13.05, 13.09, 13.10, 13.11, 13.12, 13.13, 13.14 and Section 11 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitment and, in the case of any Lender’s assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that such Lenders may cease to be a “Lender” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of the Loans, herein or pursuant hereto shall survive the making of such representation and warranty.

Section 13.07. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 13.08. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 13.09. Governing Law. This Agreement and the other Loan Documents, the rights and obligations of the parties hereunder and thereunder, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

Section 13.10. Jurisdiction, Service of Process and Venue.

(a) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York sitting in New York County or in the United States District Court for the Southern District of New York and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

(b) Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c) Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

Section 13.11. Waiver of Jury Trial. Each Obligor and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

Section 13.12. Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

Section 13.13. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Each Obligor acknowledges, represents and warrants that in deciding to enter into this Agreement and the other Loan Documents or in taking or not taking any action hereunder or thereunder, it has not relied, and will not rely, on any statement, representation, warranty, covenant, Agreement or understanding, whether written or oral, of or with the Lenders other than those expressly set forth in this Agreement and the other Loan Documents.

Section 13.14. Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

Section 13.15. No Fiduciary Relationship. Borrower acknowledges that the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

Section 13.16. USA PATRIOT Act. The Lenders hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Act.

Section 13.17. Conversion of Currencies. If, for the purpose of obtaining a judgment in any court, it is necessary to convert a sum owing hereunder or under any other Loan Document in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be the Exchange Rate on the Business Day immediately preceding the day on which final judgment is given. The obligations of each Obligor in respect of any sum due to any party hereto or any holder of any Obligation owing hereunder or any other Loan Document (such party or holder being the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in New York, NY purchase the Agreement Currency with the Judgment Currency; provided that, if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each Obligor under this Section shall survive the termination of this Agreement, the other Loan Documents and the payment of all other amounts owing hereunder or thereunder, as applicable.

Section 13.18. Treatment of Certain Information; Confidentiality. The Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed to (a) its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as FINRA or the National Association of Insurance Commissioners) or any exchange, (c) to the extent required by the applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those in this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower or any Guarantor and its obligation, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender, or any of its respective Representatives on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or its Subsidiary relating to Borrower or its Subsidiary or any of their respective businesses, except that the term “Information” shall not include, and the Lenders shall not be subject to any confidentiality obligation with respect to any information that (i) is or becomes available to the Lender or any of its Representatives on a nonconfidential basis prior to disclosure by Borrower or its Subsidiary, (ii) becomes available to a Lender or any of its Representatives after disclosure by Borrower from a source that, to the knowledge of such Lender, is not subject to a confidentiality obligation to Borrower (iii) is or becomes publicly available other than as a result of a breach by such Lender, or (iv) is developed by a Lender or any of its Representatives. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

In the case of any Lender that has elected to receive material non-public information pursuant to Section 8.01, such Lender acknowledges that (a) the Information may include material non-public information concerning Borrower or its Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 13.19. Releases of Guarantees and Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender agrees, and the Control Agent is hereby irrevocably authorized by each Lender and given a limited power of attorney by each lender to perform the actions described hereafter in this Section 13.19 (without requirement of notice to or consent of any Lender except as expressly required by Section 13.04) to take any action reasonably requested by Borrower having the effect of releasing any Collateral or Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to by the Lenders or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans and the other Obligations (other than the inchoate indemnity obligations) under the Loan Documents shall have been indefeasibly paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Control Agent and each Obligor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

ZYMEWORKS INC.

By:	/s/ Neil Klompas

	Name:	Neil Klompas, CPA, CA
	Title:	Chief Financial Officer

By:	/s/ Ali Tehrani

	Name:	Dr. Ali Tehrani, PhD
	Title:	President and Chief Executive Officer

Address for Notices:
Zymeworks Inc.
1385 West 8th Avenue, Suite 540
Vancouver, BC, Canada V6H3V9
Attn: Neil Klompas
Tel.: 604-678-1388 ext. 122
Email: nklompas@zymeworks.com

[Signature Page to Credit Agreement and Guaranty]

SUBSIDIARY GUARANTORS:

ZYMEWORKS BIOPHARMACEUTICALS INC.

By:	/s/ Neil Klompas

	Name:	Neil Klompas, CPA, CA
	Title:	Secretary and Vice President of Finance

By:	/s/ Ali Tehrani

	Name:	Dr. Ali Tehrani, PhD
	Title:	President and Chief Executive Officer

Address for Notices:
Zymeworks Biopharmaceuticals Inc.
18 W. Mercer Street, Suite 370
Seattle, WA 98119
Attn: Neil Klompas
Tel.: 604-678-1388 ext. 122
Email: nklompas@zymeworks.com

ZYMEWORKS BIOCHEMISTRY INC.

By:	/s/ Neil Klompas

	Name:	Neil Klompas, CPA, CA
	Title:	Chief Financial Officer

By:	/s/ Ali Tehrani

	Name:	Dr. Ali Tehrani, PhD
	Title:	President

Address for Notices:
Zymeworks Biochemistry Inc.
Pharmaceutical Sciences Building
2405 Wesbrook Mall, Fourth Floor
Vancouver, BC, V6T 1Z3
Attn: Neil Klompas
Tel.: 604-678-1388 ext. 122
Email: nklompas@zymeworks.com

[Signature Page to Credit Agreement and Guaranty]

LENDERS:

PERCEPTIVE CREDIT OPPORTUNITIES FUNDS, L.P.
by PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit

By	/s/ James Mannix

Address for Notices:

Perceptive Credit Opportunities Fund, L.P.
c/o Perceptive Advisors LLC
51 Astor Place
10th Floor
New York, New York 10003 Attention: Sandeep Dixit
E-mail: Sandeep@perceptivelife.com

with a copy to:

Chapman and Cutler LLP
1270 Avenue of the Americas
30th Floor
New York, New York 10020-1708
Attention: Nicholas Whitney
E-mail: Whitney@chapman.com

[Signature Page to Credit Agreement and Guaranty]

PCOF PHOENIX II FUND, LP

By	/s/ Sandeep Dixit

By	/s/ James Mannix

Address for Notices:

Perceptive Credit Opportunities Fund, L.P.
c/o Perceptive Advisors LLC
51 Astor Place
10th Floor
New York, New York 10003
Attention: Sandeep Dixit
E-mail: Sandeep@perceptivelife.com

with a copy to:

Chapman and Cutler LLP
1270 Avenue of the Americas
30th Floor
New York, New York 10020-1708
Attention: Nicholas Whitney
E-mail: Whitney@chapman.com

[Signature Page to Credit Agreement and Guaranty]

SCHEDULE 1

TO

CREDIT AGREEMENT

TRANCHE A TERM LOAN COMMITMENTS

LENDER	COMMITMENT

PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P.	$5,558,433
PCOF PHOENIX II FUND, L.P.	$1,941,567
TOTAL	$7,500,000

TRANCHE B TERM LOAN COMMITMENTS

LENDER	COMMITMENT

PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P.	[TBD	]
PCOF PHOENIX II FUND, L.P.	[TBD	]
TOTAL	$7,500,000

WARRANT SHARES

LENDER	NUMBER OF WARRANT SHARES

Perceptive Credit Opportunities Fund, L.P.	704,000
TOTAL	704,000

SCHEDULE 6.02(A)

TO

CREDIT AGREEMENT

Platform Technology Transfer and License Agreement between GlaxoSmithKline Intellectual Property Development Limited and Borrower, effective April 21, 2016.

SCHEDULE 7.05(b)

TO

CREDIT AGREEMENT

MATERIAL INTELLECTUAL PROPERTY

Patent families ZYME002-AZYMETRIC, ZYME013-T350, ZYME017-BIP HER2 and ZYME039-BIP HER2 MMT in the Zymeworks Patent List below cover the ZW25 and/or ZW33 products.

OBLIGOR INTELLECTUAL PROPERTY

7.05(b)(i) With the following exceptions in the Zymeworks Patent List below, the Borrower is the owner of all of the Obligor Intellectual Property listed: patent families ZYME012-LCCA and ZYME025-OAA-trojan listed below are co-owned by the Borrower and the National Research Council Canada; patent families KAIR005-VAR2CSA DC and KAIR006-VAR ANTIBODIES are co-owned by the Borrower and VAR2 Pharmaceuticals ApS.)

7.05(b)(vi) The Borrower received a letter dated July 31st, 2014 from LFB Biotechnologies (“LFB”) offering to license a group of patents US 7,931,895; US 8,357,370; US 8,409,572 and US 8,685,725 relating to afucosylated antibodies. The Borrower has a sublicense to these patents under the Cell Line Development Services and License Agreement between ProBioGen Ag and Borrower, effective as of July 6, 2015. The Borrower is not currently using the patented technology in any development program, including ZW25 and ZW33.

Zymeworks Domain List

Zymeworks.ca

Zymeworks.com

Zymeworks Inc. Trademark List

As at May 26, 2016

Country	Filing Date (dd/mm/yyyy)	Priority Date (dd/mm/yyyy)	IP Right Status
Brand: ZYMECAD
CA	02/03/2005	—	In Force
Brand: ZYMEWORKS
CA	29/04/2009	—	In Force
CH	25/11/2013	24/09/2009	Pending
CN	03/12/2013	24/09/2009	In Force
DE	26/11/2013	24/09/2009	In Force
EP	25/11/2013	24/09/2009	In Force

Country	Filing Date (dd/mm/yyyy)	Priority Date (dd/mm/yyyy)	IP Right Status
GB	28/11/2013	24/09/2009	In Force
IN	03/12/2013	24/09/2009	Pending
JP	04/12/2013	24/09/2009	In Force
US	08/10/2009	—	In Force
Brand: BUILDING BETTER BIOLOGICS
CA	01/05/2009	—	In Force
Brand: RESIDUENETWORKS
CA	29/04/2009	—	In Force
Brand: AZYMAB
CA	11/06/2013	—	Pending
US	12/07/2013	11/06/2013	Pending
Brand: AZYMETRIC
CA	12/06/2013	—	Pending
CH	22/11/2013	12/06/2013	In Force
CN-C42	09/12/2013	12/06/2013	In Force
CN-C44	09/12/2013	12/06/2013	In Force
CN-C45	09/12/2013	12/06/2013	In Force
CN-C5	09/12/2013	12/06/2013	In Force
DE	26/11/2013	12/06/2013	In Force
EP	22/11/2013	12/06/2013	In Force
GB	28/11/2013	12/06/2013	In Force
IN	05/12/2013	12/06/2013	In Force
JP	10/12/2013	12/06/2013	In Force
US	12/07/2013	12/06/2013	Pending
Brand: ALBUCORE
CA	11/06/2013	—	Pending
US	21/07/2013	11/06/2013	Pending
Brand: EFECT
CA	11/06/2013	—	Pending
US	12/07/2013	11/06/2013	Pending
Brand: ZYMEPACK
CA	11/06/2013	—	Pending
US	12/07/2013	11/06/2013	Pending
Brand: ZYMEFLOW
CA	11/06/2013	—	Pending
US	12/07/2013	11/06/2013	Pending
Brand: ZYMEPY
CA	11/06/2013	—	Pending
US	12/07/2013	11/06/2013	Pending

Country	Filing Date (dd/mm/yyyy)	Priority Date (dd/mm/yyyy)	IP Right Status
Brand: ZYMEVIEW
CA	11/06/2013	—	Pending
US	12/07/2013	11/06/2013	Pending
Brand: ZYMEVAULT
CA	11/06/2013	—	Pending
US	12/07/2013	11/06/2013	Pending
Brand: A CATALYST IN DESIGN
CA	02/03/2005	—	In Force

Zymeworks Inc. Patent List

Platform Patent Portfolio

As at May 26, 2016

	Application Stage	Filing Date (DD/MM/YYYY)	Priority Application No. (DD/MM/YYYY)	Country	Application/ Patent Number	IP Right Status
Invention ID: ZYME001-FCGR3X
Title: Antibodies with enhanced or suppressed effector function
PCT/CA2011/00321 (WO 2011/120134)	National	28/03/2011	29/03/2010 (61/318,583)	AU	2011235569	Pending
			06/01/2011 (61/436,584)	BR	1120120244892	Pending
				CA	2794708	Pending
				CN	2011800266654	Pending
				EP	11761857	Pending
				HK	13103660.8	Pending
				IN	9182/DELNP/2012	Pending
				JP	2013501570	Pending
				MX	MX/a/2012/011256	Pending
				RU	2012145183	Pending
				US	20130089541	In Force
				US	15/046,379	Pending

Invention ID: ZYME002-AZYMETRIC
Title: STABLE HETERODIMERIC ANTIBODY DESIGN WITH MUTATIONS IN THE FC DOMAIN
PCT/CA2011/001238 (WO 2012/058768)	National	04/11/2011	05/11/2010 (61/410,746)	AU	2011325833	Pending
			21/12/2010 (61/426,375)	BR	1120130118113	Pending
			03/02/2011 (61/439,341) 14/04/2011 (61/475,614) 31/05/2011 (61/491,846) 16/06/2011 (61/497,861)	CA	2815266	Pending
				CN	201180064119.X	Pending
				EP	11837370.3	Pending
				HK	13113463.6	Pending
				IN	4953/DELNP/2013	Pending
				JP	2013536966	Pending
				KR	10-2013-7014071	Pending
				MX	MX/a/2013/004997	Pending
				RU	2013124423	Pending
				US	13/289,934	Pending

Invention ID: ZYME003-FCGR2X
Title: ANTIBODIES WITH ENHANCED OR SUPPRESSED EFFECTOR FUNCTION (FCGR2X)
PCT/CA2011/00322 (WO 2011/120135)	National	28/03/2011	29/03/2010 (61/318,583)	CA	2794745	Pending
			26/01/2011 (61/436,584)	US	13/638,558	Pending
Invention ID: ZYME004-ALBUCORE1
Title: MULTIVALENT HETEROMULTIMER SCAFFOLD DESIGN AND CONSTRUCTS
PCT/CA2012/050131 (WO 2012/116453)	National	02/03/2012	03/03/2011 (61/449,016)	AU	2012222833	Pending
				CA	2828811	Pending
				CN	201280021368.5	Pending
				EP	12751893.4	Pending
				IN	7823/DELNP/2013	Pending
				JP	2013555717	Pending
				US	13/411,353	Pending

Invention ID: ZYME005-CAMELID
Title: HETEROMULTIMER CONSTRUCTS OF IMMUNOGLOBULIN HEAVY CHAINS WITH MUTATIONS IN THE FC DOMAIN
PCT/CA2013/00471 (WO 2013/166594)	National	10/05/2013	10/05/2012 (61/645,555)	AU	2013258834	Pending
				CA	2872540	Pending
				EP	13788302.1	Pending
				JP	2015510588	Pending
				US	13/892,198	Pending
				US	14/989,648	Pending

Invention ID: ZYME006-COEXPRESS
Title: METHODS OF PRODUCING ASYMMETRIC ANTIBODIES IN A STABLE MAMMALIAN CELL LINE
	National	25/06/2013	25/06/2012 (61/664,102)	US	13/927,065	Pending

Invention ID: ZYME008-LCINSERT
Title: IMMUNOGLOBULIN CONSTRUCTS COMPRISING SELECTIVE PAIRING OF LIGHT AND HEAVY CHAINS
PCT/US2013/051747 (WO 2014/018572)	National	23/07/2013	23/07/2012 (61/674,820)	AU	2013293092	Pending
			23/07/2013 (61/857,652)	CA	2878587	Pending
				CN	201380036538.1	Pending
				EP	13822129.6	Pending
				IN	1299/DELNP/2015	Pending
				JP	2015524403	Pending
				US	13/949,166	Pending

Invention ID: ZYME009-ALBUCORE2
Title: MULTIVALENT HETEROMULTIMER SCAFFOLD DESIGN AND CONSTRUCTS
PCT/US2013/050408 (WO 2014/012082)	National	12/07/2013	13/07/2012 (61/671,640)	AU	2013289881	Pending
			05/09/2012 (61/697,245)	CA	2878640	Pending
			30/01/2013 (61/758,701) 12/07/2013 (61/845,945)	CN	201380036536.2	Pending
				EP	13816831.5	Pending
				IN	1115/DELNP/2015	Pending
				JP	2015521875	Pending
	National	13/07/2013	13/07/2012 (61/671,640)	US	13/941,450	Pending
			05/09/2012 (61/697,245)	US	15/001,078	Pending
			30/01/2013 (61/758,701)
			12/07/2013 (61/845,945)

Invention ID: ZYME010-EFECTKOASYM
Title: HETEROMULTIMERS WITH REDUCED OR SILENCED EFFECTOR FUNCTION
PCT/CA2014/050507 (WO 2014/190441)	National	30/05/2014	13/05/2013 (61/829,973)	AU	2014273817	Pending
				BR	1120150297854	Pending
				CA	2913370	Pending
				CN	201480039387.X	Pending
				EP	14803370.7	Pending
				IN	Not yet available	Pending
				JP	2016515582	Pending
				KR	10-2015-7036704	Pending
				RU	2015152084	Pending
				US	14/893,503	Pending

Invention ID: ZYME011-HETFAB
Title: ENGINEERED IMMUNOGLOBULIN HEAVY CHAIN-LIGHT CHAIN PAIRS AND USES THEREOF
PCT/CA2013/050914 (WO 2014/082179)	National	28/11/2013	28/11/2012 (61/730,906)	AU	2013341888	Pending
			06/02/2013 (61/761,641) 02/05/2013 (61/818,874) 23/08/2013 (61/869,200)	BR	1120150123856	Pending
				CA	2893562	Pending
				CN	2013800620065	Pending
				EP	13858496.6	Pending
				HK	161032235	Pending
				HK	Not yet available	Pending
				IN	3768/CHENP/2015	Pending
				JP	2015544282	Pending
				KR	10-2015-7017124	Pending
				MX	MX/a/2015/006758	Pending
				RU	2015125486	Pending
				US	14/648,222	Pending
	National	27/11/2013	28/11/2012 (61/730,906)	US	14/092,804	Pending
			06/02/2013 (61/761,641)

Invention ID: ZYME012-LCCA
Title: METHOD OF DETERMINING ANTIBODY HETERODIMER FORMATION
PCT/US2013/063306 (WO 2014/055784)	National	03/10/2013	03/10/2012 (61/744,911)	AU	2013326974	Pending
				CA	2886422	Pending
				CN	2013800630813	Pending
				EP	13843363.3	Pending
				JP	2015535788	Pending
				US	14/432,153	Pending

Invention ID: ZYME013-T350
Title: STABLE HETERODIMERIC ANTIBODY DESIGN WITH MUTATIONS IN THE Fc DOMAIN
PCT/CA2012/050780 (WO 2013/063702)	National	02/11/2012	04/11/2011 (61/556,090) 08/11/2011 (61/557,262) 10/05/2013 (61/645,547)	AU	2012332021	Pending
				BR	1120140105804	Pending
				CA	2854233	Pending
				CN	201280057691.8	Pending
				EP	12845801.5	Pending
				HK	15100717.5	Pending
				IN	4385/DELNP/2014	Pending
				JP	2014539198	Pending
				KR	10-2014-7014531	Pending
				MX	MX/a/2014/005348	Pending
				RU	2014121832	Pending
				US	13/668,098	Pending

Invention ID: ZYME023-HET FAB II
Title: MODIFIED ANTIGEN BINDING POLYPEPTIDE CONSTRUCTS AND USES THEREOF
	PCT	29/05/2015	28/05/2014 (62/003,663) 28/04/2015 (62/154,055)	WO	PCT/IB2015/0541047 (WO 2015/181805)	Pending

Invention ID: ZYME038 HET FAB K-L
Title: ANTIGEN-BINDING POLYPEPTIDE CONSTRUCTS SOMPRISING KAPPA AND LAMBDA CHAINS AND USES THEREOF
	Provisional	08/10/2015	—	US	62/239,206	Pending
	Provisional	01/12/2015	—	US	62/261,769	Pending

Invention ID: 5012-Het Fc Xtal
Title: CRYSTAL STRUCTURES OF HETERODIMERIC FC DOMAINS
PCT/CA2013/050832 (WO 2014/067011)	National	31/10/2013	02/11/2012 (13/668,098)	AU	2013337578	Pending
			17/04/2013 (61/813,084)	CA	2889951	Pending
				EP	13851307.2	Pending
				US	14/439,532	Pending

Invention ID: 5014-PDCSCAF
Title: MODULAR PROTEIN DRUG CONJUGATE THERAPEUTIC
PCT/CA2014/050486 (WO 2014/186905)	National	23/05/2014	24/05/2013 (61/824,463)	CA	2913363	Pending
				US	14/893,706	Pending

Invention ID: KAIR007 Extended LC-ADC
Title: ANTIBODIES COMPRISING C-TERMINAL LIGHT CHAIN PLOYPEPTIDE EXTENSIONS AND CONJUGATES AND METHODS OF USE THEREOF
	PCT	23/12/2014	23/12/2013 (61/920,425)	WO	PCT/CA2014/051263 (WO 2015/095972)	Pending

Therapeutics Patent Portfolio

As at May 26, 2016

	Application Stage	Filing Date (DD/MM/YYYY)	Priority Application No. (DD/MM/YYYY)	Country	Application Number	IP Right Status
Invention ID: ZYME007-AZYMCD3
Title: BISPECIFIC ASYMMETRIC HETERODIMERS COMPRISING ANTI-CD3 CONSTRUCTS
PCT/US2013/050411 (WO 2014/012085)	National	13/07/2013	13/07/2012 (61/671,640)	AU	2013289883	Pending
			12/07/2013 (61/845,948)	BR	1120150007988	Pending
				CA	2878843	Pending
				CN	2013200373693	Pending
				EP	13816697	Pending
				HK	15108247.7	Pending
				IN	808/CHENP/2015	Pending
				JP	2015521877	Pending
				KR	10-2015-7003872	Pending
				RU	2015102193	Pending
				US	13/941,449	Pending

Invention ID: ZYME014-OAAHER2
Title: SINGLE-ARM MONOVALENT ANTIBODY CONSTRUCTS AND USES THEREOF
PCT/CA2013/050358 (WO 2013/166604)	National	08/05/2013	10/05/2012 (61/645,547) 13/07/2012 (61/671,640) 02/11/2012 (61/722,070) 08/02/2013 61/762,812)	AU	2013258844	Pending
				BR	120140281068	Pending
				CA	2873720	Pending
				CN	2013800367692	Pending
				EP	13788508.3	Pending
				IN	8772/CHENP/2014	Pending
				JP	2015510590	Pending
				KR	10-2014-7034415	Pending
				RU	2014148704	Pending
				US	14/399,789	Pending
Invention ID: ZYME015-BSPOA
Title: BISPECIFIC ANTIBODY CONSTRUCTS WITH SUPERIOR EFFICACY AND USES THEREOF
PCT/US2014/037401 (WO 2014/182970)	National	08/05/2014	08/05/2013 (61/821,197)	AU	2014262566	Pending
				CA	2910945	Pending
				EP	14794897.0	Pending
				JP	2016513093	Pending
				US	14/888,580	Pending

Invention ID: ZYME017-BIP HER2
Title: BISPECIFIC ANTIGEN BINDING CONSTRUCTS TARGETING HER2
	PCT	27/11/2014	27/11/2013 (61/910,026) 20/05/2014 (62/000,908) 06/06/2014 (62/009,125)	WO	PCT/CA2014/051140 (WO 2015/077891)	Pending

Invention ID: ZYME018 OA-EGFR
Title: MONOVALENT ANTIGEN BINDING CONSTRUCTS TARGETING EGFR AND/OR HER2 AND USES THEREOF
	PCT	13/11/2014	13/11/2013 (61/903,825)	WO	PCT/2014/065546 (WO 2015/073721)	Pending

Invention ID: ZYME020 OAA COMBO
Title: METHODS USING MONOVALENT ANTIGEN BINDING CONSTRUCTS TARGETING HER2
	PCT	13/11/2014	13/11/2013 (61/903,839)	WO	PCT/US2014/066571 (WO 2015/073743)	Pending

Invention ID: ZYME021 CD3-HYBRID
Title: BISPECIFIC CD3 AND CD19 ANTIGEN BINDING CONSTRUCTS
PCT/US2014/046436 (WO 2015/006749)	National	11/07/2014	12/07/2013 (61/845,948) 15/01/2014 (61/927,877) 11/04/2014 (61/978,719)	AU	2014287011	Pending
				BR	1120160006666	Pending
				CA	2917886	Pending
				CN	201480044366.7	Pending
				EP	14822418.1	Pending
				IN	Not yet available	Pending
				JP	Not yet available	Pending
				KR	10-2016-7003567	Pending
				MX	MX/a/2016/000272	Pending
				RU	2016104130	Pending
				US	14/903,184	Pending

Invention ID: ZYME025 OASA Trojan
Title: ANTIGEN-BINDING CONSTRUCTS CAPABLE OF CROSSING THE BLOOD BRAIN BARRIER
	Provisional	02/09/2015	—	US	62/213,615	Pending
	Provisional	02/09/2015	—	US	62/213,614	Pending
	Provisional	09/09/2015	—	US	62/216,237	Pending
	Provisional	09/09/2015	—	US	62/216,240	Pending

Invention ID: ZYME027 DIABODY
Title: BI-SPECIFIC CD3 AND CD19 ANTIGEN BINDING CONSTRUCTS
PCT	15/01/2015	15/01/2014 (61/927,877) 11/04/2014 (61/978,719) 11/06/2014	WO	PCT/US2015/011664 (WO 2015/109131)	Pending
(PCT/US2014/046436)
17/07/2014 (62/025,932)

Invention ID: ZYME030 HI AFF PTZ
Title: ANTIGEN-BINDING CONSTRUCTS TARGETING HER2
Provisional	14/12/2015	—	US	62/267,247	Pending
PCT	13/05/2016	13/025/2015 (62/161,114)	WO	Not yet available	Pending
14/12/2016
(62/267,247)

Invention ID: ZYME039 BiP HER2 MMT
Title: METHODS OF USING BISPECIFIC ANTIGEN-BINDING CONSTRUCTS TARGETING HER2
Provisional	27/05/2015	—	US	62/166,844	Pending
PCT	26/11/2015	27/11/2014 (PCT/CA2014/051140) 27/05/2015 (62/166,844)	WO	PCT/CA2015/051238	Pending

Invention ID: ZYME040 CD3
Title: DRUG CONJUGATED BI-SPECIFIC ANTIGEN-BINDING CONSTRUCTS
Provisional	15/07/2015	—	US	62/193,056	Pending
Provisional	17/07/2015	—	US	62/193,569	Pending

Invention ID: ZYME042 CAR Engager
Title: ULTISPECIFIC ANTIGEN-BINDING CONSTRUCTS TARGETING IMMUNOTHERAPEUTICS
Provisional	15/04/2016	—	US	62/323,432	Pending

Invention ID: ZYME043 BiP HER2 MMT2
Title: METHODS OF USING BISPECIFIC ANTIGEN-BINDING CONSTRUCTS TARGETING HER2
Provisional	25/04/2016	—	US	62/327,304	Pending

Invention ID: KAIR005 VAR2-DC
Title: VAR2CSA-DRUG CONJUGATES
PCT	29/12/2014	27/12/2013 (61/921,242) 17/09/2014 (62/051,899) 17/09/2014 (62/051,886)	WO	PCT/CA2014/000919 (WO 2015/095952)	Pending

Invention ID: KAIR006 VAR Antibodies
Title: ANTI-CSA ANTIBODIES AND METHODS OF USING THE SAME
Provisional	09/10/2015	—	US	62/239,748	Pending

ADC Platform Patent Portfolio

As at May 26, 2016

	Application Stage	Filing Date (DD/MM/YYYY)	Priority Application No. (DD/MM/YYYY)	Country	Application/ Number	IP Right Status
Invention ID: KAIR001 HEMIASTERLINS
Title: CYTOTOXIC AND ANTI-MITOTIC COMPOUNDS, AND METHODS OF USING THE SAME
PCT/US2014/029463 (WO 2014/144871)	National	14/03/2014	15/03/2013 (61/792,066)	AU	2014228489	Pending
			15/03/2013 (61/792,020)	BR	1120150234151	Pending
				CA	2906784	Pending
				CN	201480027374	Pending
				EA	201591632	Pending
				EP	14763699.7	Pending
				IL	241524	Pending
				IN	8633/DELNP/2015	Pending
				JP	2016503104	Pending
				KR	10-2015-7029402	Pending
				MX	MX/a/2015/012868	Pending
				MY	PI 2015002339	Pending
				NZ	711982	Pending
				SG	11201507619P	Pending
				US	14/213,504	Pending
				US	14/776,654	Pending
				ZA	2015/06918	Pending

Invention ID: KAIR002 LINKER-TOXINS
Title: SULFONAMIDE-CONTAINING LINKAGE SYSTEMS FOR DRUG CONJUGATES
	PCT	29/12/2014	27/12/2013 (61/921,242) 17/09/2014 (62/051,899)	WO	PCT/CA2014/000920 (WO 2015/095953)	Pending

Invention ID: KAIR003 TUBULYSINS
Title: CYTOTOXIC AND ANTI-MITOTIC COMPOUNDS, AND METHODS OF USING SAME
	Provisional	29/09/2015	—	US	62/234,452	Pending

Invention ID: KAIR004 AURISTATINS
Title: CYTOTOXIC AND ANTI-MITOTIC COMPOUNDS, AND METHODS OF USING SAME
PCT	17/09/2015	17/09/2014 (62/051,883)	WO	PCT/CA2015/050910 (WO 2016/041082)	Pending
National	17/09/2014	17/09/2014 (62/051,883)	US	14/857,733	Pending

Computational Chemistry Portfolio

As at May 26, 2016

	Application Stage	Filing Date (DD/MM/YYYY)	Priority Application No. (DD/MM/YYYY)	Country	Application/ Patent Number	IP Right Status
Invention ID: 5001-RESNET
Title: METHODS FOR DETERMINING CORRELATED RESIDUES IN A PROTEIN OR OTHER BIOPOLYMER USING MOLECULAR DYNAMICS
PCT/IB2009/005040 (WO 2009/098596)	National	05/02/2009	05/02/2008 (61/026,435)	AU	2009211148	In Force
			19/11/2008 (61/116,267)	CA	2715043	Pending
				EP	9708274	Pending
				JP	5530367	In Force
				US	12/866,437	Pending

Invention ID: 5003-BINNING
Title: SYSTEM AND METHOD FOR MODELING INTERACTIONS
PCT/US2007/068707 (WO 2007/140099)	National	10/05/2007	26/05/2006 (11/441,526)	AU	2007267715	In Force
				CA	2653349	Pending
				EP	07783614	Pending
	National	26/05/2006	26/05/2006 (11/441,526)	US	7769573	In Force

Invention ID: 5004-CONFORM
Title: SYSTEM AND METHODS FOR SAMPLING AND ANALYSIS OF POLYMER CONFORMATIONAL DYNAMICS
PCT/CA2013/050637 (WO 2014/026296)	National	16/08/2013	17/08/2012 (61/684,236)	AU	2013302283	In Force
				CA	2881934	Pending
				EP	13829560.5	Pending
				US	14/421,490	Pending

Invention ID: 5005-DENSITY
Title: DENSITY BASED CLUSTERING FOR MULTIDIMENSIONAL DATA
PCT/CA2010/001873 (WO 2011/063518)	National	23/11/2010	24/11/2009 (61/264,196)	AU	2010324501	Pending
				CA	2781650	Pending
				EP	10832469	Pending
				JP	5642190	In Force
				US	9165052	In Force

Invention ID: 5006-LATTICE
Title: COMBINED ON-LATTICE/OFF-LATTICE OPTIMIZATION METHOD FOR RIGID BODY DOCKING
PCT/CA2010/001923 (WO 2011/066655)	National	02/12/2010	02/12/2009 (61/266,059)	AU	2010327292	Pending
				CA	2782465	Pending
				EP	10834129	Pending
				JP	5788897	In Force
				US	13/513,494	Pending

Invention ID: 5007-FASTPAIR
Title: SIMPLIFYING RESIDUE RELATIONSHIPS IN PROTEIN DESIGN
PCT/CA2011/001103 (WO 2012/040833)	National	29/09/2011	30/09/2010 (61/388,208)	AU	2011308042	In Force
				CA	2812721	Pending
				EP	11827860.5	Pending
				US	13/822,231	Pending

Invention ID: 5008-CCSD
Title: SYSTEM FOR MOLECULAR PACKING CALCULATIONS
PCT/CA2011/001061 (WO 2012/037659)	National	22/09/2011	24/09/2010 (61/386,406)	AU	2011305018	In Force
				CA	2811323	Pending
				EP	11826255.9	Pending
				JP	2013529517	Pending
				US	13/822,258	Pending

Invention ID: 5009-SAMMON
Title: SYSTEMS AND METHODS FOR MAKING TWO DIMENSIONAL GRAPHS OF COMPLEX MOLECULES
PCT/CA2013/050183 (WO 2013/138923)	National	12/03/2013	21/03/2012 (61/613,711)	AU	2013234788	In Force
				CA	2866774	Pending
				EP	13763804.5	Pending
				US	14/386,711	Pending

Invention ID: 5010-ALTCONF
Title: SYSTEMS AND METHODS FOR IDENTIFYING THERMODYNAMICALLY RELEVANT POLYMER CONFORMATIONS
PCT/CA2013/050489 (WO 2013/188984)	National	21/06/2013	21/06/2012 (61/662,549)	CA	2887256	Pending
				EP	13807096.6	Pending
				US	14/409,419	Pending

Invention ID: 5011-ENTROPY
Title: SYSTEMS AND METHODS FOR IDENTIFYING THERMODYNAMIC EFFECTS OF ATOMIC CHANGES TO POLYMERS
PCT/CA2014/050240 (WO 2014/138994)	National	13/03/2014	15/03/2013 (61/793,203)	CA	2906233	Pending
			13/06/2013 (61/834,754)	EP	14762610.5	Pending
				US	14/775,956	Pending

Invention ID: 5013-WORKFLOW
Title: SYSTEMS AND METHODS FOR IN SILICO EVALUATION OF POLYMERS
PCT/CA2014/050664 (WO 2015/021540)	National	14/07/2014	15/08/2013 (61/866,466)	CA	2921231	Pending
				US	14/911,505	Pending

Invention ID: 5015-THRESHOLD
Title: SYSTEMS AND METHODS FOR PHYSICAL PARAMETER FITTING ON THE BASIS OF MANUAL REVIEW
PCTCA2014/050577 (WO 2014/201566)	National	19/06/2014	21/06/2013 (61/838,225)	CA	2915953	Pending
			01/08/2013 (61/861,207)	US	14/898,930	Pending

Invention ID: 5016-SAMMON2
Title: SYSTEMS AND METHODS FOR IN SILICO EVALUATION OF POLYMERS
PCT/CA2014/050855 (WO 2015/042699)	National	17/09/2014	25/09/2013 (61/882,531)	CA	Not yet	Pending
					available
				US	15/023,532	Pending

7.05(b)(x)(a) Borrower has entered into the following agreements pursuant to which certain limited rights in Obligor Intellectual Property have been granted:

1.	Out-licensing & Collaboration Agreement between Borrower and Merck & Co., effective August 22, 2011 and amended and restated December 3, 2014.

2.	First Out-Licensing & Collaboration Agreement between Borrower and Eli Lilly & Co., effective December 17, 2013 and amended May 30, 2014.

3.	Second Out-licensing & Collaboration Agreement between Borrower and Eli Lilly & Co., effective October 22, 2014 and amended June 4, 2015.

4.	Out-licensing and Collaboration Agreement between Borrower and Celgene Corp., effective December 23, 2014.

5.	Collaboration and Licensing Agreement between Borrower and GlaxoSmithKline Intellectual Property Development Limited, effective December 1, 2015.

6.	Platform Technology Transfer and License Agreement between GlaxoSmithKline Intellectual Property Development Limited and Borrower, effective April 21, 2016.

7.05(b)(x)(b) Borrower is a party to agreements with the National Research Council Canada (Master License Agreement by and between National Research Council Canada and Borrower effective as of September 1, 2012), and Selexis SA (Commercial License Agreement by and between Selexis SA and Borrower effective as of February 4, 2015) under which certain Intellectual Property of those entities is licensed to Borrower.

SCHEDULE 7.06

TO

CREDIT AGREEMENT

CERTAIN LITIGATION

None.

SCHEDULE 7.08

TO

CREDIT AGREEMENT

TAXES

Zymeworks Inc. currently has a Scientific Research and Experimental Development (“SRED) claim outstanding from the province of Quebec in the amount of $617,388. There is uncertainty over the collectability of this amount.

Tax Returns and Payments

Borrower may have been required to file Federal and State tax returns in the United States in connection with research and collaboration agreements entered into with United States domiciled partners. Borrower has not quantified any potential tax and/or related liabilities that may be applicable, but is of the view that such amounts, if any, are immaterial.

Borrower has identified potential withholding tax liabilities relating to periodic visits of US based scientific advisory members who may have performed services in Canada in conjunction with visits to the Borrower. Borrower has not quantified the balance but believes the liabilities to be immaterial.

SCHEDULE 7.13A

TO

CREDIT AGREEMENT

EXISTING INDEBTEDNESS

Zymeworks Inc.

Credit Card Holder	Credit Card Number	Currency	Amount Outstanding as of May 24, 2016
Ali Tehrani	4516-0760-0100-7367	CAD	$325.62
Neil Klompas -travel	4516-0700-0872-7952	CAD	$4,778.47
Neil Klompas – operating		CAD	—
Surjit Dixit	4516-0700-0872-7986	CAD	$1,629.37
Gordon Ng	4516-0700-0872-8109	CAD	$6,512.99
David Poon	4516-0760-0230-4763	CAD	$981.10
John Babcook	4516-0700-1109-8094	CAD	$3,049.82
Wajida Leclerc	4516-0700-1121-5456	CAD	$370.59

Total credit card debt outstanding, May 24, 2016			$17,647.96

Zymeworks Biopharmaceuticals, Inc.

Credit Card Holder	Credit Card Number	Currency	Amount Outstanding as of May 24, 2016
Neil Klompas	5478-5400-1050-5227	USD	$675.29
David Tucker	5478-5400-1083-1433	USD	$5,190.85	*

Total credit card debt outstanding, May 24, 2016			$5,866.14

*	Credit card has been cancelled and amount will be paid off June 25, 2016.

Zymeworks Biochemistry Inc.

None.

SCHEDULE 7.13B

TO

CREDIT AGREEMENT

EXISTING LIENS

None.

SCHEDULE 7.14

TO

CREDIT AGREEMENT

MATERIAL AGREEMENTS

•	Master License Agreement by and between National Research Council Canada and Borrower effective as of September 1, 2012

•	Services Agreement by and between Selexis SA and Borrower effective as of May 12, 2014

•	Commercial License Agreement by and between Selexis SA and Borrower effective as of February 4, 2015

•	First Amendment to Commercial License Agreement by and between Selexis SA and Borrower effective as of February 19, 2015

•	Developing and Manufacturing Services Agreement by and between CMC Icos Biologics, Inc. effective as of August 28, 2014

•	Master Services Agreement by and between MPI Research, Inc. and Borrower effective as of November 22, 2014

•	Master Services Agreement by and between Charles River Laboratories, Inc. and Borrower effective as of March 22, 2012

•	Master Services Agreement by and between Coldstream Laboratories Inc. and Borrower effective as of March 5, 2015

•	Master Services Agreement by and between WuXi Biologics (Hong Kong) Limited and Borrower effective as of May 22, 2015

•	Master Services Agreement by and between Eurofins Pharma Bioanalytics Services US Inc. and Borrower effective as of December 11, 2014

•	Master Services Agreement by and between Imaging Endpoints II, LLC. and Borrower effective as of March 30, 2016

•	Master Services Agreement by and between e-Clinical Solutions LLC and Borrower effective as of April 1, 2016

•	Master Service Agreement by and between Almac Group Limited and Borrower effective as of May 10, 2016

•	Initial Service Agreement by and between INC Research, LLC, together with INC Research UK Limited, and Borrower effective as of May 2, 2016

•	The Collaboration Agreements listed on Schedule 9.12(c)(1).

SCHEDULE 7.15

TO

CREDIT AGREEMENT

RESTRICTIVE AGREEMENTS

•	The Collaboration Agreements listed on Schedule 9.12(c)(1).

SCHEDULE 7.16

TO

CREDIT AGREEMENT

REAL PROPERTY

Leased/Owned	Address	Loan Party
Leased Property	Poplar Properties Ltd.	Zymeworks Inc.

1385 West 8th Avenue Suite 540 Vancouver, BC, Canada
V6H 3V9

Leased Property	Low Tide Properties Inc.	Zymeworks Inc.

1770 West 7th Avenue Vancouver, BC V6J 4Y6

Leased Property	Selig Real Estate Holdings Eighteen LLC	Zymeworks Biopharmaceuticals Inc.

18 E. Mercer Street, Ste. 370 Seattle, WA 98119 4035

SCHEDULE 7.17

TO

CREDIT AGREEMENT

PENSION MATTERS

Pursuant to the Borrower’s group Retirement Savings Plan and Non-Registered Savings Plan (administered by Great West Life) (the “Plan”), the Borrower matches employees’ Plan contributions up to 3% of their gross salary, on a matching basis. Contributions beyond 3% of an employee’s salary are not matched by the Borrower. The Borrower has placed certain restrictions on the withdrawal of Plan contributions by employees. Borrower has no ongoing funding liabilities beyond matching the employee contributions.

The Borrower provides all employees with an extended medical benefits program which provides various benefits coverage, including; dental, extended medical, prescription drug, allied medical (chiropractic, massage therapy, etc.), eyewear, and other related items. Employees are provided extended medical benefits, provided by Equitable Life of Canada, upon hire. Spousal and family benefits may be provided, if employees elect and cover 50% of the applicable plan costs.

The Borrower provides employees additional medical benefits through paying for 50% of the British Columbia Medical Services Plan premiums. Premiums are paid to the provincial government directly through payroll deductions and direct remittance.

Pursuant to Zymeworks Biopharmaceuticals Inc.’s group Retirement Plan (administered by Empower) (the “401K Plan”). Zymeworks Biopharmaceuticals Inc. matches employees’ 401K Plan contributions up to 3% of their gross salary, on a matching basis.

Employees of Zymeworks Biopharmaceuticals Inc. are eligible to be enrolled in Zymeworks Biopharmaceuticals Inc.’s extended benefits plan, provided through the Washington Biotechnology and Biomedical Health Trust. The plan provides employees with medical insurance underwritten by Premera Blue Cross, dental insurance underwritten by Delta Dental of Washington, vision insurance underwritten by Vision Service Plan, basic life and AD&D, disability, and voluntary life insurance underwritten by Unum, and enrolment in the employee assistance program administered by Wellspring Family Services. Employees are eligible for enrolment in the benefits program starting the first day of the month following employment. Zymeworks Biopharmaceuticals Inc. pays 100% of this coverage.

SCHEDULE 7.19(b)

TO

CREDIT AGREEMENT

REGULATORY APPROVALS

None.

SCHEDULE 7.19(e)

TO

CREDIT AGREEMENT

483 NOTICE

None.

SCHEDULE 7.20

TO

CREDIT AGREEMENT

CAPITALIZATION

Number Outstanding at May 31, 2016:	Number of Shares
Common Shares	30,606,116
Class A Preferred Shares	12,554,665
Stock Options	4,492,322
Warrants to Purchase Common Shares	280,000
Warrants to Purchase Class A Preferred Shares	704,000

SCHEDULE 8.19

TO

CREDIT AGREEMENT

POST-CLOSING OBLIGATIONS

Within 45 days after the Closing Date, Borrower shall obtain insurance endorsements naming the Lenders as additional insureds and loss payees, as applicable, in accordance with the requirements of Section 8.05.

SCHEDULE 9.03

TO

CREDIT AGREEMENT

PERMITTED TRANSACTIONS

None.

SCHEDULE 9.05

TO

CREDIT AGREEMENT

EXISTING INVESTMENTS

Zymeworks Inc.

Investment Type	Amount	Currency	Maturity
RBC GIC	$4,999,999.99	CAD	January 21, 2017
BMO GIC	$5,000,000	USD	June 28, 2016
BMO GIC	$15,000,000	USD	July 28, 2016

Zymeworks Biopharmaceuticals Inc.

None.

Zymeworks Biochemistry Inc.

None.

SCHEDULE 9.10

TO

CREDIT AGREEMENT

TRANSACTION WITH AFFILIATES

1. Zymeworks Inc. has entered into a Services Agreement with Zymeworks Biopharmaceuticals Inc. effective January 1, 2015.

2. Zymeworks Biochemistry Inc. assigned its interest in two patent families [KAIR005 VAR2-DC and KAIR006 VAR12 Antibodies, both noted on the Patent List in SCHEDULE 7.05(b)], to Zymeworks Inc. on May 26, 2016.

SCHEDULE 9.12(c)(1)

TO

CREDIT AGREEMENT

COLLABORATION AGREEMENTS

1.	Out-licensing & Collaboration Agreement between Borrower and Merck & Co., effective August 22, 2011 and amended and restated December 3, 2014.

2.	Collaboration and Licensing Agreement between Borrower and GlaxoSmithKline Intellectual Property Development Limited, effective December 1, 2015.

3.	Platform Technology Transfer and License Agreement between GlaxoSmithKline Intellectual Property Development Limited and Borrower, effective April 21, 2016.

4.	First Out-Licensing & Collaboration Agreement between Borrower and Eli Lilly & Co., effective December 17, 2013 and amended May 30, 2014.

5.	The Specified Collaboration Agreements listed on Schedule 9.12(c)(2).

SCHEDULE 9.12(C)(2)

TO

CREDIT AGREEMENT

SPECIFIED COLLABORATION AGREEMENTS

1.	Second Out-licensing & Collaboration Agreement between Borrower and Eli Lilly & Co., effective October 22, 2014 and amended June 4, 2015.

2.	Out-licensing and Collaboration Agreement between Borrower and Celgene Corp., effective December 23, 2014.

Exhibit A

to Credit Agreement

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] (this “Agreement”) by [NAME OF ADDITIONAL GUARANTOR], a                      [corporation] (the “Additional Guarantor”), under that certain Credit Agreement and Guaranty, dated as of June 2, 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), certain Guarantors from time to time parties hereto, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”).

Pursuant to Section 8.11(a) of the Credit Agreement, the Additional Guarantor hereby agrees to become a “Guarantor” for all purposes of the Credit Agreement, and a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Guarantor hereby, jointly and severally with the other Guarantors, guarantees to each Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 11.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Section 11 of the Credit Agreement. In addition, as of the date hereof, the Additional Guarantor hereby makes the representations and warranties set forth in Section 7 of the Credit Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.11(a) of the Credit Agreement to the Lenders.

THIS GUARANTEE AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED, THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

Exhibit A-1

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL GUARANTOR]

By
Name:
Title:

Exhibit A-2

Exhibit B

to Credit Agreement

FORM OF NOTICE OF BORROWING

Date:	[ ]

To:	[INSERT NAME OF LENDER], as Lender
[ ]
Attn: [ ]
Fax: [ ]
Email: [ ]

Re:	Borrowing under Credit Agreement

Ladies and Gentlemen:

The undersigned, ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), refers to the Credit Agreement and Guaranty, dated as of June 2, 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), certain Guarantors from time to time parties hereto, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”). The terms defined in the Credit Agreement are herein used as therein defined.

Borrower hereby gives you notice irrevocably, pursuant to Section 2.01(b) of the Credit Agreement, of the borrowing of the Loans specified herein:

1. The proposed Borrowing Date is [                    ].

2. The amount of the proposed Borrowing is $[        ].

3. The payment instructions with respect to the funds to be made available to Borrower are as follows:

Bank name: [ ]
Bank Address: [ ]
Routing Number: [ ]
Account Number: [ ]
Swift Code: [ ]

Exhibit B-1

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Loans, before and after giving effect thereto and to the application of the proceeds therefrom:

a) the representations and warranties made by Borrower in Section 7 of the Credit Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representation or warranty shall be true and correct in all respects subject to such qualification) on and as of the Borrowing Date and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date except that to the extent that any such representation or warranty refers to a specific earlier date in which case such representation or warranty shall be true and correct on and as of such earlier date;

b) on and as of the Borrowing Date, there shall have occurred no Material Adverse Change since [INSERT DATE OF LAST AUDITED FINANCIAL STATEMENTS]; and

c) no Default exists or would result from such proposed borrowing.

Exhibit B-2

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be duly executed and delivered as of the day and year first above written.

BORROWER:

ZYMEWORKS INC.

By
Name:	Neil Klompas, CPA, CA
Title:	Chief Financial Officer

By
Name:	Dr. Ali Tehrani, PhD
Title:	President and Chief Executive Officer

Exhibit B-3

Exhibit C

to Credit Agreement

FORM OF NOTE

U.S. $[ ]	[DATE]

FOR VALUE RECEIVED, the undersigned, ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), hereby promises to pay to [INSERT NAME OF LENDER] or its assigns (the “Lender”) at Lender’s principal office in [                    ], in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of the Loans made by Lender pursuant to Section 2.01 of the Credit Agreement and Guaranty, dated as of June 2, 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), certain Guarantors from time to time parties hereto, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”), on the date or dates specified in the Credit Agreement, together with interest on the principal amount of the Loans from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is a Note issued pursuant to the terms of Section 2.04 of the Credit Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

Borrower hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

Exhibit C-1

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

ZYMEWORKS INC.

By
	Name:	Neil Klompas, CPA, CA
	Title:	Chief Financial Officer

By
	Name:	Dr. Ali Tehrani, PhD
	Title:	President and Chief Executive Officer

Exhibit C-2

Exhibit D

to Credit Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement and Guaranty, dated as of June 2, 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), certain Guarantors from time to time parties hereto, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”).

[                                         ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Credit Agreement. The Foreign Lender hereby represents and warrants that:

1. The Foreign Lender is the sole record owner of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

2. The Foreign Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans as well as any obligations evidenced by any Note(s) in respect of which it is providing this certificate;

3. Neither the Foreign Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:

(a) neither the Foreign Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) neither the Foreign Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any Tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from Tax, securities law or other legal requirements;

3. Neither the Foreign Lender nor its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. Neither the Foreign Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

[Signature follows]

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit D-2

Exhibit E

to Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Section 8.01(c) of, and in connection with the consummation of the transactions contemplated in, the Credit Agreement and Guaranty, dated as of June 2, 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), certain Guarantors from time to time parties hereto, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies solely in his capacity as an officer of Borrower and not in any individual capacity, on behalf of Borrower for the benefit of the Lenders and pursuant to Section 8.01(c) of the Credit Agreement that such Responsible Officer of Borrower is familiar with the Credit Agreement and that, in accordance with each of the following sections of the Credit Agreement, each of the following is true on the date hereof, both before and after giving effect to the Loans to be made on or before the date hereof:

[In accordance with Section 8.01[(a)/(b)] of the Credit Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [                    ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Credit Agreement. Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein substantially in accordance with GAAP [(subject to the absence of footnote disclosure and normal quarterly or year-end audit adjustments)]1]2

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 8 of the Credit Agreement.

No Default or Event of Default is continuing as of the date hereof and no event or circumstance has occurred that resulted in a Material Adverse Change[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

[1]	Insert applicable language in brackets.
[2]	Insert language in brackets only for certificates delivered under Section 8.01(a).

Exhibit E-1

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

ZYMEWORKS INC.

By
	Name:	Neil Klompas, CPA, CA
	Title:	Chief Financial Officer

By
	Name:	Dr. Ali Tehrani, PhD
	Title:	President and Chief Executive Officer

Exhibit E-2

Annex A to Compliance Certificate

FINANCIAL STATEMENTS

[see attached]

Exhibit E-3

Annex B to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 8.18: Minimum Liquidity
A.	Amount of unencumbered cash (other than cash encumbered by the Liens granted to the Lenders pursuant to the Loan Documents) and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have a first priority perfected security interest:	$ [3]
	Is Line IA greater than $3,000,000?:	Yes: In compliance;
No: Not in compliance

[3]	Each measurement of Liquidity under Section 8.18 of the Credit Agreement shall be in Dollars and shall be determined based on the Exchange Rate in effect on the last day of each calendar month to the extent Liquidity shall include any amounts denominated in Canadian Dollars.

Exhibit E-4

Exhibit G

to Credit Agreement

FORM OF SOURCES AND USES CERTIFICATE

[see attached]

Exhibit G-1

SOURCES AND USES CERTIFICATE

June 2, 2016

Reference is made to that certain Credit Agreement and Guaranty, dated as of June 2, 2016 (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), among ZYMEWORKS INC., a corporation organized under the laws of Canada (“Borrower”), certain Guarantors from time to time parties hereto, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”). Capitalized terms used herein without being herein defined have the meanings ascribed to them in the Credit Agreement.

Borrower hereby instructs and authorizes the Lenders to deliver and distribute funds pursuant to the attached Annex A, in immediately available same-day funds on the date hereof upon the satisfaction or waiver in writing by the Lenders of the conditions precedent set forth in Section 6.01 of the Credit Agreement (which satisfaction or waiver may be made simultaneously with the making of the Loans hereunder). Borrower acknowledges that such funds represent full payment and consideration for the Tranche A Term Loan under the Credit Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

ZYMEWORKS INC.

By	/s/ Neil Klompas

	Name:	Neil Klompas, CPA, CA
	Title:	Chief Financial Officer

By	/s/ Ali Tehrani

	Name:	Dr. Ali Tehrani, PhD
	Title:	President and Chief Executive Officer

2

Annex A

FUNDS FLOW

The following transfers and allocations shall be made simultaneously on June 2, 2016:

(a) Funding of the Loans. Loans shall be advanced by the Lenders in the following amounts to total $7,500,000:

(i)	Perceptive Credit Opportunities Fund, L.P. - $5,558,433.39

(ii)	PCOF Phoenix II Fund, L.P. - $1,941,566.61

(b) Funding of Upfront Fee. The $337,500 financing fee payable to and distributed ratably amongst the Lenders pursuant to Section 2.03 of the Credit Agreement shall be paid by Borrower in the following amounts, by netting the amount of such upfront fee out of the proceeds of the Loan advanced by such Lender pursuant to clause (a) above:

(i)	Perceptive Credit Opportunities Fund, L.P. - $250,129.50

(ii)	PCOF Phoenix II Fund, L.P. - $87,370.50

(c) Funding of Closing Fees and Expenses. The following fees, costs and expenses due and payable pursuant to Section 13.03 of the Credit Agreement on the Closing Date shall be paid by Borrower in the following amounts, by netting the amount of such fees, costs and expenses out of the proceeds of the Loan advanced by Perceptive Credit Opportunities Fund, L.P. pursuant to clause (a) above:

(i)	Perceptive Credit Opportunities Fund, L.P. - $155,221.26

(ii)	PCOF Phoenix II Fund, L.P. - $54,218.94

NET FUNDING OF LOANS:

(i)	Perceptive Credit Opportunities Fund, L.P. - $5,153,082.63

(ii)	PCOF Phoenix II Fund, L.P. - $1,799,977.17

Annex A-1

Exhibit H

to Credit Agreement

FORM OF WARRANT CERTIFICATE

[see attached]

Exhibit I

to Credit Agreement

FORM OF U.S. SECURITY AGREEMENT

[see attached]

Exhibit J

to Credit Agreement

FORM OF CANADIAN SECURITY AGREEMENT

[see attached]

Exhibit K-1

to Credit Agreement

FORM OF PATENT & TRADEMARK SECURITY AGREEMENT

[see attached]

Exhibit K-1 to the Credit Agreement

BORROWER PATENT AND TRADEMARK SECURITY AGREEMENT

            , 2016

WHEREAS, ZYMEWORKS INC., a corporation organized under the laws of Canada (“Grantor”), is party to that certain Security Agreement, dated as of June 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Security Agreement), among certain Grantors party thereto from time to time, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”), and Perceptive, as control agent for the Secured Parties (in such capacity, the “Control Agent” and, together with the Lenders, the “Secured Parties” and each, a “Secured Party”), pursuant to which Grantor has granted in favor of Secured Parties a lien on all of its personal property, including without limitation the patents and patent applications listed on Schedule A hereto, and the trademarks and trademark applications listed on the Schedule B hereto; and

WHEREAS, it is a condition to the advance of the loans and other obligations secured by the Security Agreement, that Grantor execute and deliver, and cause to be filed in the U.S. Patent and Trademark Office, this Borrower Patent and Trademark Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

As collateral security for the prompt and complete payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby pledges and grants to the Secured Parties a security interest in all of Grantor’s right, title and interest in, to and under all of the following:

(i) all patents and patent applications, in each case whether now owned by Grantor or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation those listed on Schedule A hereto, and all related patents and applications thereto, including all reissuances, continuations, continuations-in-part, revisions, extensions, re-examinations thereof, any patents and patent applications claiming priority to said patents and patent applications or from which said patents and patent applications claim priority, and pending applications associated therewith; and

(ii) all of the trademarks, whether now owned or at any time hereafter acquired, of Grantor that are registered with, or for which applications for registration have been filed with, the United States Patent and Trademark Office, including the trademarks listed on Schedule B hereto, and all registrations and pending applications associated therewith (excluding any application for registration of a trademark filed on an intent-to-use basis solely to the extent that the grant of a security interest in any such trademark application would materially adversely affect the validity or enforceability of the resulting trademark registration or result in cancellation of such trademark application).

Notwithstanding the foregoing, in the event of any conflict between this Borrower Patent and Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

This Borrower Patent and Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided, that Section 5-1401 of the New York General Obligations Law shall apply.

[signature to follow]

2

Exhibit K-1 to the Credit Agreement

IN WITNESS WHEREOF, Grantor has caused this Borrower Patent and Trademark Security Agreement to be duly executed and delivered as of the day and year first above written.

ZYMEWORKS INC.,
as Grantor

By
	Name:	Neil Klompas, CPA, CA
	Title:	Chief Financial Officer

By
	Name:	Dr. Ali Tehrani, PhD
	Title:	President and Chief Executive Officer

SCHEDULE B TO BORROWER PATENT AND TRADEMARK SECURITY AGREEMENT

Schedule A

to Borrower Patent and Trademark Security Agreement

PATENTS AND PATENT APPLICATIONS

Patent Description/Title	Patent Number (if registered) or Serial Number (if applied for only)	Issuance Date (if Registered) or Filing Date (if applied for only)

SCHEDULE A TO BORROWER PATENT AND TRADEMARK SECURITY AGREEMENT

Schedule B

to Borrower Patent and Trademark Security Agreement

TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Registration Number (if registered) or Serial Number (if applied for only)	Registration Date (if Registered) or Filing Date (if applied for only)

SCHEDULE B TO BORROWER PATENT AND TRADEMARK SECURITY AGREEMENT

Exhibit K-1 to the Credit Agreement

GUARANTOR PATENT AND TRADEMARK SECURITY AGREEMENT

            , 2016

WHEREAS, [                    ], a [corporation] organized under the laws of [                    ] (“Grantor”), is party to that certain Security Agreement, dated as of June 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Security Agreement), among certain Grantors party thereto from time to time, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”), and Perceptive, as control agent for the Secured Parties (in such capacity, the “Control Agent” and, together with the Lenders, the “Secured Parties” and each, a “Secured Party”), pursuant to which Grantor has granted in favor of Secured Parties a lien on all of its personal property, including without limitation the patents and patent applications listed on Schedule A hereto, and the trademarks and trademark applications listed on the Schedule B hereto; and

WHEREAS, it is a condition to the advance of the loans and other obligations secured by the Security Agreement, that Grantor execute and deliver, and cause to be filed in the U.S. Patent and Trademark Office, this Guarantor Patent and Trademark Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

As collateral security for the prompt and complete payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby pledges and grants to the Secured Parties a security interest in all of Grantor’s right, title and interest in, to and under all of the following:

(i) all patents and patent applications, in each case whether now owned by Grantor or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation those listed on Schedule A hereto, and all related patents and applications thereto, including all reissuances, continuations, continuations-in-part, revisions, extensions, re-examinations thereof, any patents and patent applications claiming priority to said patents and patent applications or from which said patents and patent applications claim priority, and pending applications associated therewith; and

(ii) all of the trademarks, whether now owned or at any time hereafter acquired, of Grantor that are registered with, or for which applications for registration have been filed with, the United States Patent and Trademark Office, including the trademarks listed on Schedule B hereto, and all registrations and pending applications associated therewith (excluding any application for registration of a trademark filed on an intent-to-use basis solely to the extent that the grant of a security interest in any such trademark application would materially adversely affect the validity or enforceability of the resulting trademark registration or result in cancellation of such trademark application).

Notwithstanding the foregoing, in the event of any conflict between this Guarantor Patent and Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

This Guarantor Patent and Trademark Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided, that Section 5-1401 of the New York General Obligations Law shall apply.

[signature to follow]

2

IN WITNESS WHEREOF, Grantor has caused this Guarantor Patent and Trademark Security Agreement to be duly executed and delivered as of the day and year first above written.

[ ],
as Grantor

By
Name:
Title:

SIGNATURE PAGE TO GUARANTOR PATENT AND TRADEMARK SECURITY AGREEMENT

Schedule A

to Guarantor Patent and Trademark Security Agreement

PATENTS AND PATENT APPLICATIONS

Patent Description/Title	Patent Number (if registered) or Serial Number (if applied for only)	Issuance Date (if Registered) or Filing Date (if applied for only)

SCHEDULE A TO GUARANTOR PATENT AND TRADEMARK SECURITY AGREEMENT

Schedule B

to Guarantor Patent and Trademark Security Agreement

TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Registration Number (if registered) or Serial Number (if applied for only)	Registration Date (if Registered) or Filing Date (if applied for only)

SCHEDULE B TO GUARANTOR PATENT AND TRADEMARK SECURITY AGREEMENT

Exhibit K-2

to Credit Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

[see attached]

Exhibit K-2 to the Credit Agreement

BORROWER COPYRIGHT SECURITY AGREEMENT

            , 2016

WHEREAS, ZYMEWORKS INC., a corporation organized under the laws of Canada (“Grantor”), is party to that certain Security Agreement, dated as of June 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Security Agreement), among certain Grantors party thereto from time to time, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”), and Perceptive, as control agent for the Secured Parties (in such capacity, the “Control Agent” and, together with the Lenders, the “Secured Parties” and each, a “Secured Party”), pursuant to which Grantor has granted in favor of Secured Parties a lien on all of its personal property, including without limitation the copyrights listed on Schedule A hereto; and

WHEREAS, it is a condition to the advance of the loans and other obligations secured by the Security Agreement, that Grantor execute and deliver, and cause to be filed in the U.S. Copyright Office, this Borrower Copyright Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

As collateral security for the prompt and complete payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby pledges and grants to the Secured Parties a security interest in all of Grantor’s right, title and interest in, to and under all of the following:

(i) all copyrights, whether now owned or at any time hereafter acquired, of the Grantor that are registered with, or for which applications for registration have been filed with, the United States Copyright Office, including the copyrights listed on Schedule A hereto, and all registrations and pending applications associated therewith (excluding any application for registration of a copyright filed on an intent-to-use basis solely to the extent that the grant of a security interest in any such copyright application would materially adversely affect the validity or enforceability of the resulting copyright registration or result in cancellation of such copyright application).

Notwithstanding the foregoing, in the event of any conflict between this Borrower Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

This Borrower Copyright Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided, that Section 5-1401 of the New York General Obligations Law shall apply.

[signature to follow]

IN WITNESS WHEREOF, Grantor has caused this Borrower Copyright Security Agreement to be duly executed and delivered as of the day and year first above written.

ZYMEWORKS INC.,
as Grantor

By
Name:
Title:
Date:

SIGNATURE PAGE TO BORROWER COPYRIGHT SECURITY AGREEMENT

Schedule A

to Borrower Copyright Security Agreement

COPYRIGHTS AND APPLICATIONS

Title of Work	Registration Number (if registered)	Date of Issuance (if Registered) or Application Date (if applied for only)

SCHEDULE A TO BORROWER COPYRIGHT SECURITY AGREEMENT

Exhibit K-2 to the Credit Agreement

GUARANTOR COPYRIGHT SECURITY AGREEMENT

            , 2016

WHEREAS, [                                        ], a [corporation] organized under the laws of [                    ] (“Grantor”), is party to that certain Security Agreement, dated as of June 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein without definition shall have the meanings set forth in the Security Agreement), among certain Grantors party thereto from time to time, PERCEPTIVE CREDIT OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Perceptive”), as a lender, and PCOF PHOENIX II FUND, LP, a Delaware limited partnership (“PCOF”), as a lender (together with Perceptive and each of their respective successors and assigns party thereto, the “Lenders” and each a “Lender”), and Perceptive, as control agent for the Secured Parties (in such capacity, the “Control Agent” and, together with the Lenders, the “Secured Parties” and each, a “Secured Party”), pursuant to which Grantor has granted in favor of Secured Parties a lien on all of its personal property, including without limitation the copyrights listed on Schedule A hereto; and

WHEREAS, it is a condition to the advance of the loans and other obligations secured by the Security Agreement, that Grantor execute and deliver, and cause to be filed in the U.S. Copyright Office, this Guarantor Copyright Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

As collateral security for the prompt and complete payment in full and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Grantor hereby pledges and grants to the Secured Parties a security interest in all of Grantor’s right, title and interest in, to and under all of the following:

(i) all copyrights, whether now owned or at any time hereafter acquired, of the Grantor that are registered with, or for which applications for registration have been filed with, the United States Copyright Office, including the copyrights listed on Schedule A hereto, and all registrations and pending applications associated therewith (excluding any application for registration of a copyright filed on an intent-to-use basis solely to the extent that the grant of a security interest in any such copyright application would materially adversely affect the validity or enforceability of the resulting copyright registration or result in cancellation of such copyright application).

Notwithstanding the foregoing, in the event of any conflict between this Guarantor Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

This Guarantor Copyright Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided, that Section 5-1401 of the New York General Obligations Law shall apply.

[signature to follow]

IN WITNESS WHEREOF, Grantor has caused this Guarantor Copyright Security Agreement to be duly executed and delivered as of the day and year first above written.

[ ],
as Grantor

By
Name:
Title:
Date:

SIGNATURE PAGE TO GUARANTOR COPYRIGHT SECURITY AGREEMENT

Schedule A

to Guarantor Copyright Security Agreement

COPYRIGHTS AND APPLICATIONS

Title of Work	Registration Number (if registered)	Date of Issuance (if Registered) or Application Date (if applied for only)

SCHEDULE A TO GUARANTOR COPYRIGHT SECURITY AGREEMENT

Exhibit L

to Credit Agreement

FORM OF COLLATERAL QUESTIONNAIRE

[see attached]